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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Liquidity Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Fellow Stockholders:

        We are pleased to invite you to attend the 2009 Annual Meeting of Stockholders of Liquidity Services, Inc. to be held on Monday, February 2, 2009, at 3:00 p.m., Eastern Time, at the offices of Gibson, Dunn & Crutcher LLP, located at 1050 Connecticut Avenue, NW, Washington, DC 20036.

        Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by phone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

        Thank you for your ongoing support and continued interest in Liquidity Services, Inc.

Sincerely,
/s/ WILLIAM P. ANGRICK, III William P. Angrick, III Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF LIQUIDITY SERVICES, INC. STOCKHOLDERS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDERS MEETING TO BE HELD ON FEBRUARY 2, 2009

Liquidity Services, Inc.'s Notice of Annual Meeting of Stockholders and Proxy Statement,
Annual Report and other proxy materials are available at www.envisionreports.com/LQDT.

Time and Date	3:00 p.m., Eastern Time, on February 2, 2009.
Place	The offices of Gibson, Dunn & Crutcher LLP, located at 1050 Connecticut Avenue, NW, Washington, DC 20036.
Items of Business	• Elect two Class III directors to the Board of Directors to hold office until our Annual Meeting of Stockholders in 2012 or until their respective successors have been elected or appointed;
• Approve an amendment to our 2006 Omnibus Long-Term Incentive Plan to increase the number of shares authorized for issuance;
• Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2009; and
• Transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Adjournments and Postponements
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
Record Date
You are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement that may take place only if you were a stockholder as of the close of business on December 22, 2008.
Annual Meeting Admission
You will need an admission ticket or proof of ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a broker, bank or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of Liquidity Services stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Liquidity Services stock, to: Liquidity Services, Inc., Attn: Julie Davis, 1920 L Street, NW, 6th Floor, Washington, DC 20036. All stockholders also must present a form of personal identification in order to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Voting	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled "Questions and Answers" beginning on page 1 of this proxy statement and the instructions on the proxy or voting instruction card. You can revoke a proxy prior to its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement. Any stockholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

        This Notice of Annual Meeting of Stockholders, proxy statement, form of proxy and voting instructions and our 2008 Annual Report are first being mailed starting on or about December 26, 2008.

By order of the Board of Directors,
/s/ JAMES E. WILLIAMS James E. Williams Vice President, General Counsel and Corporate Secretary

LIQUIDITY SERVICES, INC.
1920 L STREET, NW, 6th FLOOR
WASHINGTON, DC 20036

PROXY STATEMENT

QUESTIONS AND ANSWERS

Why did I receive these proxy materials?

        We are sending you this proxy statement as part of a solicitation by the Board of Directors of Liquidity Services, Inc. for use at our 2009 Annual Meeting of Stockholders and at any adjournment or postponement that may take place. Unless the context otherwise requires, the terms "us," "we," "our," and the "Company" include Liquidity Services, Inc. and its consolidated subsidiaries.

        You are invited to attend our Annual Meeting of Stockholders on Monday, February 2, 2009, beginning at 3:00 p.m., Eastern Time. The Annual Meeting will be held at the offices of Gibson, Dunn & Crutcher LLP, located at 1050 Connecticut Avenue, NW, Washington, DC 20036.

        This Notice of Annual Meeting of Stockholders, proxy statement, form of proxy and voting instructions and our 2008 Annual Report are first being mailed starting on or about December 26, 2008.

Do I need a ticket to attend the Annual Meeting?

        You will need an admission ticket or proof of ownership to enter the Annual Meeting. If you plan to attend the Annual Meeting, please vote your proxy prior to the Annual Meeting but keep the admission ticket and bring it with you to the Annual Meeting.

        If your shares are held beneficially in the name of a broker, bank or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of Liquidity Services stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Liquidity Services stock, to:

Liquidity Services, Inc.
Attn: Julie Davis
1920 L Street, NW, 6th Floor
Washington, DC 20036

        All stockholders also must present a form of personal identification in order to be admitted to the Annual Meeting.

        No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

        Holders of Liquidity Services common stock at the close of business on December 22, 2008 (the "Record Date") are entitled to receive this Notice and to vote their shares at the Annual Meeting. As of the Record Date, there were 28,033,861 shares of common stock outstanding and entitled to vote. All holders of common stock shall vote together as a single class on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        If your shares are registered directly in your name with Liquidity Services' transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the "stockholder of record." The Notice of Annual Meeting of Stockholders, proxy statement and proxy card and our fiscal 2008 Annual Report have been sent directly to you by Liquidity Services.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The Notice of Annual Meeting of Stockholders, proxy statement and proxy card and our fiscal 2008 Annual Report have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet (if available).

How do I vote?

        You may vote using any of the following methods:

  By Mail

        Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

        If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Liquidity Services, Inc., 1920 L Street, NW, 6th Floor, Washington, DC 20036, Attn: Corporate Secretary.

  By Telephone or on the Internet

        The telephone and Internet voting procedures established by Liquidity Services for stockholders of record are designed to authenticate your identity, allow you to give your voting instructions and confirm that those instructions have been properly recorded.

        You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the U.S., see your proxy card for additional instructions.

        The website for Internet voting is www.investorvote.com. Please have your proxy card handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

        Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on February 1, 2009.

        The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

        If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

  In Person at the Annual Meeting

        All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a legal proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

What can I do if I change my mind after I vote my shares?

        If you are a stockholder of record, you can revoke your proxy before it is exercised by:

  •
  sending written notice to the Corporate Secretary of the Company;

  •
  timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

  •
  voting in person at the Annual Meeting.

        If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

        All shares that have been properly voted and not revoked will be cast as votes at the Annual Meeting.

What shares can I vote?

        You can vote all shares that you owned on the Record Date. These shares include (1) shares held directly in your name as the stockholder of record; and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. Each outstanding share of Liquidity Services stock entitles its holder to cast one vote on each matter to be voted upon.

What is "householding" and how does it affect me?

        We have adopted a procedure approved by the Securities and Exchange Commission (the "SEC") called "householding." Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting of Stockholders and proxy statement, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees and conserve natural resources.

        Stockholders who participate in householding will continue to receive separate proxy cards.

        If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting of Stockholders and proxy statement, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Trust Company, N.A. (in writing: P.O. Box 43010, Providence, RI 02940-3010; from within the United States by telephone: (800) 662-7232; from outside the United States by telephone: (781) 575-2879).

        If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting of Stockholders and proxy statement, please contact Computershare Trust Company, N.A., as indicated above and, upon written or oral request, a separate copy of these documents will be delivered to you. Additionally, if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare Trust Company, N.A., as indicated above.

        Beneficial owners can request information about householding from their broker, banks or other nominees.

Is there a list of stockholders entitled to vote at the Annual Meeting?

        The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 9:30 a.m. and 4:30 p.m., at our principal executive offices at 1920 L Street, NW, 6th Floor, Washington, DC 20036, by contacting the Corporate Secretary of the Company.

How can I vote on each of the matters?

        In the election of directors, you may vote "for" all of the nominees, or your vote may be "withheld" with respect to one or both of the nominees. For the ratification of Ernst & Young LLP as our independent registered public accounting firm, you may vote "for" or "against," or you may indicate that you wish to "abstain" from voting on this matter. For the approval of the amendment to our 2006 Omnibus Long-Term Incentive Plan, you may vote "for" or "against," or you may indicate that you wish to "abstain" from voting on this matter.

What are the voting requirements to elect the directors, to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009 and to approve the amendment to the 2006 Omnibus Long-Term Incentive Plan?

        The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

        If you are a beneficial owner, your broker, bank or other nominee is permitted to vote your shares on the election of directors and the ratification of Ernst & Young LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from you. Your broker, bank or other nominee is not permitted to vote your shares on the approval of the amendment to the 2006 Omnibus Long-Term Incentive Plan unless the broker receives voting instructions from you.

        A plurality of the votes cast is required for the election of directors. This means that the director nominees with the most "for" votes will be elected. Thus, shares present at the Annual Meeting that are not voted for a particular nominee, shares present in person or represented by proxy where the stockholder properly withholds authority to vote for such nominee, and broker non-votes, if any, will not be counted towards such nominee's achievement of a plurality. Stockholders may not cumulate their votes in favor of any one nominee.

        Under our bylaws, the affirmative vote of the majority of the votes cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Abstentions and broker non-votes, if any, are not counted as votes "for" or "against" this item.

        Under our bylaws, the affirmative vote of the majority of the votes cast is required to approve the amendment to the 2006 Omnibus Long-Term Incentive Plan. Abstentions and broker non-votes, if any, are not counted as votes "for" or "against" this item.

        If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("for" all director nominees named in the proxy statement, "for" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2009 and "for" the approval of the amendment to the 2006 Omnibus Long-Term Incentive Plan).

Could other matters be decided at the Annual Meeting?

        At the date of this proxy statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement.

        If other matters are properly presented at the Annual Meeting for consideration, the proxy holders named on the proxy card will have the discretion to vote on those matters for you.

Can I access the Notice of Annual Meeting of Stockholders and proxy statement on the Internet?

        The Notice of Annual Meeting of Stockholders and proxy statement are available under the Investors section of our website at www.liquidityservicesinc.com. Instead of receiving future copies of our proxy statement by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

         Stockholders of Record:    You may enroll in the electronic proxy delivery service at any time in the future by going directly to www.computershare.com/equiserve and following the enrollment instructions.

         Beneficial Owners:    If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other nominee regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?

        We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees, acting without special compensation, in person or by telephone, electronic transmission and facsimile transmission.

Who will count the vote?

        Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.

GOVERNANCE OF THE COMPANY

Our Principles of Corporate Governance

        The Board of Directors has adopted a set of corporate governance principles as a framework for the governance of the Company. The Corporate Governance and Nominating Committee reviews the principles annually and recommends changes to the Board of Directors as appropriate. Our Corporate Governance Principles are available on our website, www.liquidityservicesinc.com, at "Investors—Corporate Governance—LSI—Corporate Governance Principles." Stockholders may request free copies of our Corporate Governance Principles by sending a written request to our Corporate Secretary at Liquidity Services, Inc., 1920 L Street, NW, 6th Floor, Washington, DC 20036.

        Among other matters, the Corporate Governance Principles contain the following items concerning the Board of Directors:

  •
  The Board of Directors, which is elected by the Company's stockholders, oversees the management of the Company and its business. The Board selects the senior management team, which is responsible for operating the Company's business, and monitors the performance of senior management.

  •
  A majority of the Board is made up of independent directors. An "independent" director is a director who meets the then-current independence requirements of the SEC and the NASDAQ Stock Market, Inc. for directors, as determined by the Board. The Board has adopted standards to assist it in assessing the independence of directors. The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the Corporate Governance and Nominating Committee.

  •
  The Board presently believes that it is in the best interests of the Company for a single person to serve as Chairman of the Board and Chief Executive Officer. The Board may in its discretion separate the roles if it deems it advisable and in the Company's best interests to do so.

  •
  The Board does not have a mandatory retirement policy.

  •
  The Chairman establishes the agenda for each Board meeting. Agenda items that fall within the scope of responsibilities of a Board committee are reviewed with the chair of that committee. Directors are encouraged to suggest the inclusion of items on the agenda. Directors are also free to raise subjects at a Board meeting that are not on the agenda for that meeting.

  •
  The independent directors meet in executive session without management present at least twice per year.

  •
  The Board has three standing committees: Audit, Corporate Governance and Nominating and Compensation. The Audit, Corporate Governance and Nominating and Compensation Committees consist solely of independent directors. In addition, directors who serve on the Audit Committee must meet additional, heightened independence criteria applicable to audit committee members. All committees report regularly to the full Board with respect to their activities.

  •
  The Corporate Governance and Nominating Committee considers and makes recommendations to the Board regarding committee size, structure, composition and functioning. Committee members and chairs are recommended to the Board by the Corporate Governance and Nominating Committee and are appointed by the full Board.

  •
  At the invitation of the Board, members of senior management may attend Board meetings or portions of meetings for the purpose of presenting matters to the Board and participating in discussions. Directors also have full and free access to other members of management and to employees of the Company.

  •
  The Board has the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions. Each of the Audit, Corporate Governance and Nominating and Compensation Committees has similar authority to retain outside advisors as it determines appropriate to assist it in the performance of its functions.

  •
  The Compensation Committee annually reviews the compensation of directors. Director compensation is set by the Board based upon the recommendation of the Compensation Committee. Non-employee directors receive a combination of cash and equity compensation for service on the Board.

  •
  The Compensation Committee is responsible for setting and approving annual and long-term performance goals for the CEO and for evaluating the CEO's performance against those goals. The results of the evaluation are shared with the CEO and used by the Compensation Committee in considering and approving the CEO's compensation.

  •
  The Company has an orientation process for Board members that is designed to familiarize new directors with the Company's business, operations, finances and governance practices. The Board encourages directors to participate in education programs to assist them in performing their responsibilities as directors.

  •
  The Board conducts an annual self-evaluation to assess its performance and the performance of the Audit, Corporate Governance and Nominating and Compensation Committees. The ability of individual directors to contribute to the Board is considered in connection with the renomination process. The Corporate Governance and Nominating Committee is responsible for developing, administering and overseeing processes for conducting evaluations.

Governance Information

  Executive Sessions

        Liquidity Services' independent directors meet in executive session without management present at least twice per year. The presiding director at the executive session is selected by a majority of the independent directors.

  Communications with Directors

        Stockholders and other interested parties may communicate with the Board of Directors by writing c/o the General Counsel and Corporate Secretary, Liquidity Services, Inc., 1920 L Street, NW, 6th Floor, Washington, DC 20036. Communications intended for a specific director or directors should be addressed to the attention of the relevant individual(s) c/o the General Counsel and Corporate Secretary at the same address.

        Our General Counsel and Corporate Secretary will review all correspondence intended for the Board and will regularly forward to the Board a summary of such correspondence and a copy of correspondence that, in the opinion of the General Counsel and Corporate Secretary, is of significant importance to the functions of the Board or otherwise requires the Board's attention. Directors may at any time review a log of all correspondence received by the General Counsel and Corporate Secretary that is intended for the Board and request copies of any such correspondence.

        In addition, the Audit Committee of our Board of Directors has established a procedure for parties to submit concerns regarding what they believe to be questionable accounting, internal accounting controls and auditing matters. Concerns may be reported through our Compliance Hotline at (888) 475-8376. Concerns may be submitted anonymously and confidentially.

  Director Independence Standards

        Pursuant to the NASDAQ Stock Market, Inc. listing standards, the Board of Directors has adopted a set of categorical standards to assist it in assessing the independence of directors. Under these standards, an independent director is a person that the Board of Directors determines to be free of any relationship with Liquidity Services and to meet the then-current requirements for "Director Independence" of the NASDAQ Stock Market, Inc. and the SEC. The listing standards specify the criteria by which independence will be determined, including guidelines for directors and their immediate family members with respect to employment or past employment with Liquidity Services, receipt of compensation from Liquidity Services, relationships with Liquidity Services' internal or external auditor, employment with a company if an executive officer of Liquidity Services serves on that company's Compensation Committee, employment with a company that has made payments to or received payments from Liquidity Services in excess of certain amounts, or service as an executive officer of a non-profit organization to which Liquidity Services has made contributions in excess of certain amounts.

        Based on the standards set forth in our Principles of Corporate Governance and outlined above, the Board of Directors has determined that Messrs. Clough, Fowler, Gross and Kramer are independent under these standards.

  Code of Business Conduct and Ethics

        Our Board of Directors has adopted a Corporate Code of Business Conduct and Ethics applicable to all of our directors, officers and employees in order to protect and promote organization-wide integrity and to enhance Liquidity Services' ability to achieve its mission.

        The Code embodies general principles such as compliance with laws, acting with honesty and integrity, avoidance of conflicts of interest, maintenance of accurate and timely financial and business records, use of the Company's assets, working with customers, suppliers and governments, protecting the Company's information and obtaining information regarding other companies.

        All directors, officers, and employees are obligated to report violations and suspected violations of the Code and any concerns they may have pertaining to non-compliance with the Code by following certain procedures described in the Code. All reports of suspected Code violations will be forwarded to the General Counsel, except for complaints and concerns involving accounting or auditing matters, which will be handled in accordance with procedures established by the Audit Committee.

        The Code is available on our website, www.liquidityservicesinc.com, at "Investors—Corporate Governance—LSI—Code of Business Conduct and Ethics." A free printed copy is available to any stockholder who requests it by writing to us at the address on page 2.

Board and Committee Membership

        Our Board of Directors is composed of six directors, divided into three classes: Class I, Class II and Class III. The term for each class of directors expires at successive annual meetings. The Class I directors are William P. Angrick, III and F. David Fowler, the Class II directors are Phillip A. Clough and Jaime Mateus-Tique, and the Class III directors are Patrick W. Gross and Franklin D. Kramer.

        Our bylaws provide that our Board of Directors shall consist of at least three members. The exact number of members of our Board of Directors will be determined from time to time by resolution of our Board of Directors. A majority of our Board of Directors are "independent directors" as defined under the rules of the NASDAQ Stock Market, Inc. As of the date of this proxy statement, Messrs. Clough, Fowler, Gross and Kramer are our independent directors.

        The Board of Directors met ten times and acted four times by unanimous written consent during fiscal 2008. Each of our directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held while he was a director and of each standing committee on which he served during the period in which the director served as a member of that committee. Our Board has adopted a policy that our directors are expected and strongly encouraged to attend each Annual Meeting of Stockholders.

        The table below provides fiscal 2008 membership information for the Board of Directors and each standing committee of the Board.

Name	Position	Year Current Term Expires	Audit Committee Member		Compensation Committee Member		Corporate Governance and Nominating Committee Member
Mr. Angrick	Class I director	2010
Mr. Fowler	Class I director	2010	X	*
Mr. Clough	Class II director	2011			X		X
Mr. Mateus-Tique	Class II director	2011
Mr. Gross	Class III director	2009	X		X	*	X
Mr. Kramer	Class III director	2009	X		X		X	*

*
Chair

  The Audit Committee

        Under the terms of its charter, the Audit Committee meets at least four times per fiscal year, including periodic meetings in executive session with Liquidity Services' management and Liquidity Services' independent registered public accounting firm and reports regularly to the full Board of Directors with respect to its activities. The Audit Committee represents and assists the Board of Directors in overseeing Liquidity Services' accounting and financial reporting processes and the audits of Liquidity Services' financial statements, including the integrity of the financial statements, Liquidity Services' compliance with legal and regulatory authority requirements, the independent registered public accounting firm's qualifications and independence, the performance of Liquidity Services' independent registered public accounting firm, and the preparation of a report of the Audit Committee to be included in Liquidity Services' annual proxy statement. Specifically, the Audit Committee is responsible for:

  •
  Directly appointing, retaining, compensating, evaluating and overseeing the Company's independent registered public accounting firm, who shall report directly to the Committee;

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  Reviewing and pre-approving all audit and permissible non-audit services to be provided by the independent registered public accounting firm, and establishing policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the independent registered public accounting firm;

  •
  At least annually, obtaining and reviewing a report by the independent registered public accounting firm describing: (a) the auditors' internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent registered public accounting firm, and any steps taken to deal with any such issues;

  •
  At least annually, reviewing the qualifications, independence and performance of the independent registered public accounting firm, and discussing with the independent registered public accounting firm their independence. As part of such annual review, the Committee will obtain and review a report by the independent registered public accounting firm describing all relationships between the independent registered public accounting firm and the Company, consistent with professional standards applicable to independent registered public accounting firms, and any other relationships that may impact the independent registered public accounting firm's independence;

  •
  Upon completion of the annual audit, reviewing with the independent registered public accounting firm their experiences, any audit problems or difficulties encountered (including restrictions on their work, cooperation received or not received, and significant disagreements with corporate management) and management's response, and findings and recommendations concerning their annual audit of the Company;

  •
  Meeting to review and discuss with corporate management and the independent registered public accounting firm the annual audited financial statements, and the unaudited quarterly financial statements, including reviewing the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Annual and Quarterly Reports the Company files with the SEC;

  •
  Reviewing and discussing earnings press releases, and corporate practices with respect to earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies;

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  Reviewing and discussing with management and the independent registered public accounting firm the Company's major risk exposures and the steps management has taken to monitor and control such exposure;

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  Reviewing the adequacy and effectiveness of the Company's internal control procedures and internal controls over financial reporting, and any programs instituted to correct deficiencies;

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  Reviewing and discussing the adequacy and effectiveness of the Company's disclosure controls and procedures;

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  Overseeing the Company's compliance systems with respect to legal and regulatory requirements and reviewing the Company's Code of Business Conduct and Ethics and programs to monitor compliance with such Code;

  •
  Establishing procedures for the submission of complaints regarding accounting, internal accounting controls or auditing matters. These procedures address the receipt, retention, and treatment of complaints received by the Company and the confidential, anonymous submission of employee concerns about questionable auditing or accounting matters;

  •
  Investigating, or referring, matters brought to its attention as appropriate, with full access to all books, records, facilities and personnel of the Company;

  •
  Reviewing the application of significant regulatory, accounting and auditing initiatives, including new pronouncements;

  •
  Establishing policies for the hiring of employees and former employees of the independent registered public accounting firm;

  •
  Annually reviewing and reassessing the adequacy of the Audit Committee Charter and evaluating the performance of the Committee, and recommending changes to the Board as appropriate; and

  •
  Performing such other functions as assigned by law, the Company's certificate of incorporation or bylaws, or the Board of Directors.

        The Audit Committee has the authority to retain, at Liquidity Services' expense, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions.

        The Audit Committee met six times during fiscal 2008 and acted by unanimous written consent once during fiscal 2008.

        The members of the Audit Committee as of the date of this proxy statement are Messrs. Fowler (Chairperson), Gross and Kramer. The Board of Directors has determined that each is independent, as defined by the Company's director independence standards and the rules of the NASDAQ Stock Market, Inc. and the SEC, and that Mr. Fowler is an "audit committee financial expert" for purposes of the rules of the SEC.

        Under the rules of the SEC, members of the Audit Committee must meet heightened independence standards. The Board of Directors has determined that each of Messrs. Fowler, Gross and Kramer meets these heightened independence standards.

        The report of the Audit Committee is included herein on page 30. A copy of the Audit Committee Charter is available on our website, www.liquidityservicesinc.com, at "Investors—Corporate Governance—Audit Committee." A free printed copy is available to any stockholder who requests it by writing to us at the address on page 2.

  The Corporate Governance and Nominating Committee

        Under the terms of its charter, the Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members, recommending director candidates to the Board for election at the annual meeting of stockholders, developing and recommending amendments to the Corporate Governance Principles to the Board and undertaking a leadership role in shaping corporate governance. Specifically, the committee is responsible for:

  •
  Developing and recommending to the Board criteria for identifying and evaluating director candidates;

  •
  Identifying, reviewing the qualifications of, and recruiting candidates for election to the Board;

  •
  Assessing the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board;

  •
  Reviewing and recommending changes to the Company's policies on stockholder recommendations of director candidates;

  •
  Recommending to the Board candidates for election or reelection to the Board at each annual stockholders' meeting;

  •
  Recommending to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

  •
  Reviewing, evaluating and recommending to the Board a set of Corporate Governance Principles and reviewing and recommending changes to these principles, as necessary;

  •
  Making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;

  •
  Recommending to the Board candidates for appointment to Board committees;

  •
  Reviewing and recommending to the Board retirement and other tenure policies for directors;

  •
  Reviewing and recommending changes to the Company's policies on receiving stockholder communications and proposals;

  •
  Reviewing the Company's succession plans relating to the Chief Executive Officer and other senior officers;

  •
  Overseeing the annual evaluation of the Board, its committees and directors; and

  •
  Annually evaluating the performance of the Committee and the adequacy of the Committee's charter and recommending changes to the Board as appropriate.

        The Corporate Governance and Nominating Committee has the authority to retain, at the Company's expense, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions.

        The Corporate Governance and Nominating Committee met four times during fiscal 2008 and acted once by unanimous written consent during fiscal 2008.

        The members of the Corporate Governance and Nominating Committee as of the date of this proxy statement are Messrs. Kramer (Chairperson), Gross and Clough. The Board of Directors has determined that each of the members of the Corporate Governance and Nominating Committee is independent, as defined by the Company's director independence standards and the rules of the NASDAQ Stock Market, Inc. and the SEC.

        A copy of the Corporate Governance and Nominating Committee Charter is available on our website, www.liquidityservicesinc.com, at "Investors—Corporate Governance—Corporate Governance and Nominating Committee." A free printed copy is available to any stockholder who requests it by writing to us at the address on page 2.

        The Corporate Governance and Nominating Committee is responsible for recommending candidates for election to the Board and believes that candidates for director should have certain minimum qualifications, including the highest level of integrity, an ability to exercise sound judgment, an ability to make independent analytical inquiries, a willingness to devote adequate time and resources to diligently perform Board duties and appropriate and relevant business experience and acumen. The Committee considers the number of other boards of public companies on which the candidate serves. The Committee believes that the Board should also include members who have specific industry experience and familiarity with general issues affecting our business.

        The Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate nominees for director. Candidates may come to the attention of the Committee through current Board members, professional search firms (to whom we pay a fee), stockholders or other persons. The Committee evaluates candidates for the Board on the basis of the standards and qualifications set forth above, and seeks to achieve a diversity of strengths and backgrounds on the Board, particularly in the areas described above.

        The Company's Corporate Governance Principles contains a policy addressing the consideration of candidates for director suggested by our stockholders. Pursuant to this policy, the Committee will consider candidates for director suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our bylaws and described in this proxy statement under the heading "Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders." Stockholder nominees whose nominations comply with these procedures and who meet the criteria outlined above, in the Committee's Charter and in our Corporate Governance Principles will be evaluated by the Corporate Governance and Nominating Committee in the same manner as the Committee's nominees.

  The Compensation Committee

        Under the terms of its Charter, the Compensation Committee is to assist the Board of Directors in discharging its responsibilities relating to compensation of Liquidity Services' executive officers and to produce the annual report on executive compensation to be included in Liquidity Services' annual proxy statement. The Compensation Committee is specifically responsible for:

  •
  Overseeing the Company's overall compensation structure, policies and programs, and assessing whether the Company's compensation structure establishes appropriate incentives for management and employees;

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  Administering and making recommendations to the Board with respect to the Company's incentive-compensation and equity-based compensation plans;

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  Reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and for evaluating and approving the CEO's performance in light of those goals and objectives;

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  Overseeing the evaluation of other executive officers and setting their compensation;

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  Approving stock option and other stock incentive awards for all employees;

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  Reviewing and recommending employment and severance arrangements for executive officers, including change-in-control provisions, plans or agreements;

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  Reviewing the compensation of outside directors for service on the Board and its committees and recommending changes in compensation to the Board;

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  Annually evaluating the performance of the Committee and the adequacy of the Committee's charter and recommending changes to the Board as appropriate; and

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  Performing such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee deems appropriate.

        The Compensation Committee has the authority to retain, at Liquidity Services' expense, such outside counsel, experts and other advisors as it determines appropriate to assist it in the full performance of its functions.

        The Compensation Committee met nine times and acted once by unanimous written consent in fiscal 2008.

        The members of the Compensation Committee as of the date of this proxy statement are Messrs. Gross (Chairperson), Kramer and Clough. The Board of Directors has determined that each of the members of the Compensation Committee is independent, as defined by the Company's director independence standards and the rules of the NASDAQ Stock Market, Inc. and the SEC.

        A copy of the Compensation Committee Charter is available on our website, www.liquidityservicesinc.com, at "Investors—Corporate Governance—Compensation Committee." A free printed copy is available to any stockholder who requests it by writing to us at the address on page 2.

        For additional information about the Compensation Committee's policies and procedures, please see the Compensation Discussion & Analysis, beginning on page 31.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

        Each non-employee director of the Company receives an annual cash retainer of $25,000. Committee chairs receive an additional annual retainer as follows: $10,000 for the Audit Committee and $5,000 for each of the Compensation Committee and the Corporate Governance and Nominating Committee. Directors who are also employed by the Company do not receive any compensation for their services as directors. All amounts paid to our non-employee directors will be paid quarterly in arrears, unless an election is made otherwise. Our non-employee directors have the opportunity to receive payment of their retainers in the form of stock option grants or grants of restricted stock by making an irrevocable one-time annual election, prior to the beginning of the fiscal year with respect to which the election is made. The grant date for such stock options or restricted stock is the first day of the fiscal year with respect to which the election is made. Any such stock options or restricted stock received pursuant to this election will have a one-year vesting period, such that 100% of the options or restricted stock will vest on the last day of the fiscal year with respect to which such stock options or restricted stock were granted.

        In addition to a cash retainer, beginning in fiscal year 2008 each non-employee director receives an annual equity award with an aggregate value of $75,000 granted under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan. Sixty percent of the annual equity award will be made in the form of stock options having a grant date fair value of $45,000 and forty percent of the annual equity award will be in the form of restricted stock having a grant date fair value of $30,000. These stock options and restricted stock will have a one year vesting period, such that 100% of the options or restricted stock will vest on the one-year anniversary of the grant date.

        On April 29, 2008, the Compensation Committee recommended, and the full Board approved the director compensation structure discussed above. The Committee recommended an increase in the value of the equity award and to provide for both stock option and restricted stock awards. In approving this new compensation structure, the Board desired to align the Company's total pay structure for directors with relevant director compensation benchmarks based on compensation data prepared by Towers Perrin, an independent compensation consultant to the Compensation Committee. The Compensation Committee will continue to evaluate the compensation of our directors from time to time as it deems appropriate and may in the future recommend to the Board an increase in or changes to such compensation depending on the results of any such evaluation.

        All director compensation described above is summarized in the following table:

Compensation Element for Role	Board Compensation
General Board Service—Cash Retainer	$25,000
Committee Chair Service
Audit	$10,000
Compensation	$5,000
Corporate Governance and Nominating	$5,000
General Board Service—Equity
Stock Option Value	$45,000
Restricted Stock Value	$30,000
Vesting Schedule	Stock options and restricted stock vest after 1 year

        In addition to the compensation described above, our non-employee directors are reimbursed for expenses they incur in attending meetings of the Board or Board committees.

        Pursuant to our equity compensation program, on June 3, 2008, we granted each of our non-employee directors options to purchase 15,082 shares of our common stock with an exercise price per share of $11.66 and 2,573 shares of restricted stock. The exercise price of each option granted in 2008 was the closing price of the Company's common stock on the date of grant. All of these options vest on April 29, 2009 and expire ten years from the date of grant. The determination of the number of shares of restricted stock to be granted for fiscal 2008 was based on the per share closing price of our common stock on the date of grant, which was $11.66. The value of restricted stock granted in fiscal year 2008 is not the same as the FAS 123R compensation expense value reported in the "Stock Awards" column in the table below. The determination of the number of any stock options to be granted is made using the Black-Scholes model. The value of stock options granted is not the same as the FAS 123R compensation expense value reported in the "Options Awards" column in the table below.

DIRECTOR COMPENSATION FOR FISCAL 2008

        The following table sets forth the total cash and equity compensation paid to our non-employee directors for their service on the Board of Directors and committees of the Board of Directors during fiscal 2008.

Name	Retainer fees paid in cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	Total ($)
Phillip A. Clough	—	12,500	60,874	73,374
F. David Fowler	35,000	12,500	35,874	83,374
Patrick W. Gross	—	12,500	65,874	78,374
Franklin D. Kramer	—	12,500	65,874	78,374

(1)
The retainer fees, at the election of each director, may be payable in cash or in the form of stock options or restricted stock. For fiscal 2008, Messrs. Clough, Gross and Kramer elected to receive stock options. Mr. Clough received 8,560 stock options. Messrs. Gross and Kramer each received 10,272 stock options. These stock options were granted on October 1, 2007 at an exercise price of $11.19 and vested on September 30, 2008.

(2)
The amounts shown in this column represent the amount that we expensed financial statement reporting purposes for fiscal 2008 disregarding estimates of forfeitures related to service-based vesting conditions. Under the required FAS 123R methodology, the compensation expense reflected is for grants made in fiscal 2008 and grants made in prior years which continued to be expensed in fiscal 2008. For additional information about the assumptions used in these calculations, see Note 2 to the audited consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2008. As described above, each of our non-employee directors was granted an option to purchase 15,082 shares of our common stock which had a fair value of $45,000 on the grant date. Each non-employee director also was granted 2,573 shares of restricted stock with a grant date fair value of $30,000. See Note 2 to the audited consolidated financial statements referenced in this footnote for the assumptions used to value these awards.

(3)
At September 30, 2008, each of our non-employee directors had 2,573 shares of restricted stock outstanding.

(4)
At September 30, 2008, each of our non-employee directors had the following stock option awards outstanding, some of which were not fully vested: Phillip A. Clough, 53,035 options; F. David Fowler, 48,232 options; Patrick W. Gross, 56,625 options; and Franklin D. Kramer, 56,625 options. Each of our non-employee directors also has 2,573 shares of restricted stock.

 BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

        The following table sets forth the information regarding ownership of our common stock as of December 19, 2008 by each of our directors and named executive officers, all of our directors and executive officers as a group and the holders of 5% or more of our common stock known to us. The information in this table is based on our records, information filed with the SEC and information provided to us. To our knowledge, except as disclosed in the table below, none of our stockholders hold more than 5% of our common stock. Except as otherwise indicated, (1) each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table and (2) the business address of each person shown below is 1920 L Street, NW, 6th Floor, Washington, DC 20036, other than for JP Morgan Chase & Co and Ashford Capital.

	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
5% Stockholders:
JP Morgan Chase & Co.(1)	2,005,903	7.2%
Ashford Capital(2)	1,861,050	6.6%
Named Executive Officers and Directors
William P. Angrick, III(3)	8,533,117	30.4%
Jaime Mateus-Tique(4)	3,393,250	12.1%
James M. Rallo(5)	170,988	*
Thomas B. Burton(6)	111,340	*
Eric C. Dean(7)	83,330	*
Benjamin R. Brown(8)	73,863	*
Patrick W. Gross(9)	179,043	*
Franklin D. Kramer(10)	101,543	*
Phillip A. Clough(11)	37,953	*
F. David Fowler(12)	33,150	*
All executive officers and directors as a group	12,717,577	45.4%

*
Less than 1% of the outstanding shares of our common stock.

(1)
Information regarding JP Morgan Chase & Co.'s ownership interest is based on information as of September 30, 2008, contained in the FactSet Research System, a system we access for information regarding our stockholders' ownership interests.

(2)
Information regarding Ashford Capital's ownership interest is based on information as of September 30, 2008, contained in the FactSet Research System, a system we access for information regarding our stockholders' ownership interests.

(3)
Includes 7,972,075 shares of common stock held by the William P. Angrick, III Trust, 303,845 shares of common stock held by the Stephanie S. Angrick Revocable Trust and 99,367 shares of common stock held by the Stephanie S. Angrick 2005 Qualified Grantor Retained Annuity Trust. Mr. Angrick disclaims beneficial ownership of these securities. This amount also includes 157,830 shares of common stock issuable pursuant to options held by Mr. Angrick that are exercisable as of December 19, 2008 or within 60 days of such date.

(4)
Includes 359,000 shares of common stock held by the Em El 2007 Irrevocable Trust, 257,311 shares of common stock held by the Jaime Mateus-Tique 2005 Irrevocable Trust, 32,400 shares of common stock held by the Mateus-Tique Foundation and 124,164 shares of common stock issuable pursuant to options held by Mr. Mateus-Tique that are exercisable as of December 19, 2008 or within 60 days of such date.

(5)
Includes 154,684 shares of common stock issuable pursuant to options held by Mr. Rallo that are exercisable as of December 19, 2008 or within 60 days of such date.

(6)
Includes 111,340 shares of common stock issuable pursuant to options held by Mr. Burton that are exercisable as of December 19, 2008 or within 60 days of such date.

(7)
Includes 83,330 shares of common stock issuable pursuant to options held by Mr. Dean that are exercisable as of December 19, 2008 or within 60 days of such date.

(8)
Includes 40,423 shares held by the Benjamin Brown 2005 Irrevocable Trust

(9)
Includes 130,000 shares of common stock held by Sheila Gross and 41,543 options held by Mr. Gross that are exercisable as of December 19, 2008 or within 60 days of such date.

(10)
Includes 41,543 options held by Mr. Kramer that are exercisable as of December 19, 2008 or within 60 days of such date.

(11)
Includes 37,953 options held by Mr. Clough that are exercisable as of December 19, 2008 or within 60 days of such date.

(12)
Includes 33,150 options held by Mr. Fowler that are exercisable as of December 19, 2008 or within 60 days of such date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and beneficial owners of greater than ten percent of our common stock to file reports of holdings and transactions in Liquidity Services' common stock with the SEC. Based solely on these records, we believe that in fiscal 2008 all persons satisfied these filing requirements on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The Company did not participate in or review any potential related party transactions during fiscal 2008. To be considered a related party transaction under current SEC rules, a transaction must include the Company as a participant, and one of our officers, directors or greater than 5% shareholders must have a direct or indirect material interest in the transaction. To date, we have not participated in any related party transactions requiring disclosure as such under the SEC disclosure requirements. Should we consider participating in a related party transaction in the future, such transaction would be reviewed and subject to approval by the Audit Committee, in accordance with our written Audit Committee Charter. We have not adopted specific standards that would govern such review.

        As a general matter, our written Code of Ethics and Business Conduct prohibits conflicts of interest. We consider a conflict of interest to exist when a person's private interest interferes in any way with the interests of our Company, including: (i) a conflict that makes it difficult for an employee, officer or director to perform his or her work objectively and effectively; (ii) when an employee, officer or director, or members of his or her family, receive improper personal benefits as a result of his or her position in or with our Company; or (iii) when an employee, officer or director is engaged in a business or business activity that is in competition with or injurious to us. The Code of Ethics and Business Conduct requires that the General Counsel be consulted with any questions about conflicts of interest in addition to requiring that our directors and officers consult with the General Counsel before engaging in any potential conflict of interest transactions.

 PROPOSALS REQUIRING YOUR VOTE

ITEM 1—Election of Directors

        Our Board of Directors is composed of six directors, divided into three classes: Class I, Class II and Class III. Our Class I directors are William P. Angrick, III and F. David Fowler, and their term ends at the Annual Meeting of Stockholders in 2010. Our Class II directors are Phillip A. Clough and Jaime Mateus-Tique, and their term ends at the Annual Meeting of Stockholders in 2011. Our Class III directors are Patrick W. Gross and Franklin D. Kramer, and their term ends at this Annual Meeting upon the election and qualification of their successors.

        With respect to the Class III directors to be elected at the Annual Meeting, each nominee for director will, if elected, continue in office until our Annual Meeting of Stockholders in 2012 or until the director's successor has been duly elected and qualified, or until the earlier of the director's death, resignation or retirement.

        The proxy holders named on the proxy card intend to vote the proxy (if you are a stockholder of record) for the election of each of these nominees, unless you indicate on the proxy card that your vote should be withheld from either or both of the nominees.

        Each nominee has consented to be named as a nominee in this proxy statement, and we expect each nominee for election as a director to be able to serve if elected. If either nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

        The principal occupation and certain other information about the nominees and the additional members of our Board of Directors are set forth on the following pages.

        The Board of Directors unanimously recommends a vote FOR the election of these nominees as directors.

BOARD OF DIRECTORS

Name and Age as of January 8, 2009	Position, Principal Occupation, Business Experience and Directorships
William P. Angrick, III Age 41	Mr. Angrick is a co-founder of Liquidity Services who has served as the Chairman of the Board of Directors and Chief Executive Officer of LSI since January 2000. Mr. Angrick also serves as the Chief Executive Officer of Liquidity Services' wholly-owned subsidiaries, Government Liquidation, LLC and DOD Surplus, LLC. Mr. Angrick served as Vice President of Deutsche Banc Alex Brown's Consumer and Business Services Investment Banking Group from 1995 to 1999. Mr. Angrick holds an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a B.B.A. with honors from the University of Notre Dame. Mr. Angrick earned his CPA certificate in 1990.
Jaime Mateus-Tique Age 43
Mr. Mateus-Tique is a co-founder of Liquidity Services who has served as President, Chief Operating Officer and Director of LSI since April 2000. Mr. Mateus-Tique served as a senior engagement manager at McKinsey & Co., a management consulting firm, from September 1995 to March 2000. Mr. Mateus-Tique holds an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a master's degree from Ecole Des Hautes Etudes Commerciales in Paris.
Phillip A. Clough Age 47
Mr. Clough has served as a director of Liquidity Services since September 2004. Since January 2007, Mr. Clough has been a Managing General Partner of ABS Capital Partners ("ABS"), a private equity firm focused on investments in growth companies in the technology, business services, media and communications and health care industries. From September 2001 to January 2007, Mr. Clough was a General Partner of ABS. Prior to joining ABS, Mr. Clough was President and Chief Executive Officer of Sitel Corporation, a global provider of outsourced customer support services, from May 1998 to March 2001. In addition to serving as a director of Liquidity Services, Mr. Clough currently serves on the board of directors of American Public Education, Inc., a provider of exclusively online post-secondary education, Rosetta Stone Inc., a provider of technology-based language learning solutions and various private companies.

Name and Age as of January 8, 2009	Position, Principal Occupation, Business Experience and Directorships
F. David Fowler Age 75	Mr. Fowler has served as a director of Liquidity Services since February 2006. Mr. Fowler was the dean of the School of Business and Public Management at The George Washington University from July 1992 until his retirement in June 1997 and a member of KPMG LLP from 1963 until his retirement in June 1992. As a member of KPMG, Mr. Fowler served as managing partner of the Washington, DC office from 1987 until 1992, as partner in charge of human resources for the firm in New York City, as a member of the firm's board of directors, operating committee and strategic planning committee and as chairman of the KPMG Foundation and the KPMG personnel committee. Mr. Fowler has served as a director of American Public Education, Inc., since May 2007.
Patrick W. Gross Age 64
Mr. Gross has served as a director of LSI since February 2001. Mr. Gross has served as Chairman of The Lovell Group, a private business and technology advisory and investment firm, since October 2002. Mr. Gross is a founder of, and served in a variety of positions from 1970 to September 2002 at, American Management Systems, Inc., a publicly traded information technology consulting, software development, and systems integration firm. Mr. Gross is also a director of Capital One Financial Corporation, a publicly traded financial services company, Career Education Corporation, a publicly traded provider of post secondary educational services, Rosetta Stone Inc., a provider of technology-based language learning solutions, Taleo Corporation, a publicly traded provider of talent management solutions, and Waste Management, Inc., a publicly traded provider of integrated waste services. Mr. Gross also currently serves on the board of directors of various private companies.
Franklin D. Kramer Age 63
Mr. Kramer has served as a director of LSI since September 2001. Since February 2004, Mr. Kramer has been an independent consultant. From March 2001 to May 2005, Mr. Kramer was a lawyer with Shea & Gardner, now Goodwin Procter LLP. Mr. Kramer served as a director of Changing World Technologies, Inc., a privately held energy and environmental service company from February 2002 to April 2006. From February 2002 to December 2003, Mr. Kramer served as Executive Vice President of Changing World Technologies. From January 2004 to January 2006, Mr. Kramer served as a consultant to Changing World Technologies. From March 1996 through February 2001, Mr. Kramer served as Assistant U.S. Secretary of Defense for International Security Affairs. Mr. Kramer currently serves on the boards of directors and board of advisors of various organizations and private companies. Since March 2007, Mr. Kramer has been an Operating Advisor for Pegasus Capital.

EXECUTIVE OFFICERS AND MANAGEMENT

        Below you can find information, including biographical information, about our executive officers (other than Messrs. Angrick and Mateus-Tique, whose biographical information appears above):

Name	Age	Position
Benjamin R. Brown	35	Chairman, LSI's Technology Committee, and Chief Technology Officer, Government Liquidation.com LLC (resigned effective January 1, 2008)
Eric C. Dean	56	Chief Information Officer
James M. Rallo	43	Chief Financial Officer and Treasurer
Thomas B. Burton	50	President and Chief Operating Officer, Government Liquidation.com, LLC
James E. Williams	41	Vice President, General Counsel and Corporate Secretary

         Benjamin R. Brown is a co-founder of our company and served as Chairman of LSI's Technology Advisory Committee, and as Chief Technology Officer, Government Liquidation.com LLC, our wholly-owned subsidiary, from August 2001 until December 31, 2007. Mr. Brown resigned effective January 1, 2008. Mr. Brown served as Chief Technology Officer of LSI from January 2000 to August 2001. Mr. Brown was a consultant and lead developer and architect for IBM, Delta, Hewlett Packard, Merrill Lynch and Simon & Schuster from 1995 to 1999. Mr. Brown holds a B.B.A. with honors from the University of Georgia in Management Information Systems and Risk Management.

         Eric C. Dean has served as our Chief Information Officer since October 2007. From 2005 to 2007, Mr. Dean served as Senior Vice President and CIO for Schaller Anderson. From 2002 to 2005, Mr. Dean served as an independent consultant, providing advice and support to executives and management with responsibility for large IT projects. Mr. Dean also previously served as CIO for Andersen Worldwide and as CIO of UAL Corporation. Mr. Dean holds a B.S. degree in Mathematics from Indiana University.

         James M. Rallo has served as Chief Financial Officer and Treasurer of LSI since February 2005. Prior to joining our company, Mr. Rallo served as Chief Financial Officer and Treasurer of Sleep Services of America, Inc. from July 1999 to February 2005. Mr. Rallo served as Vice President of Deutsche Banc Alex Brown's Healthcare Investment Banking Group from June 1995 to July 1999. Mr. Rallo holds an M.B.A. from the Smith School of Business at the University of Maryland and a B.S. from Washington and Lee University. Mr. Rallo is a CPA.

         Thomas B. Burton has served as President and Chief Operating Officer of Government Liquidation.com, LLC, our wholly-owned subsidiary, since June 2001. Mr. Burton served as LSI's Director of Government Surplus from September 2000 through May 2001. Prior to joining our company in September 2000, Mr. Burton served as the Western Region Director of EG&G Technical Services, a government contractor, from August 1990 to September 2000. Mr. Burton holds a B.S. from Cameron University.

         James E. Williams has served as our Vice President, General Counsel and Corporate Secretary since November 2005. Prior to joining our company, Mr. Williams was an independent consultant from March 2004 to November 2005. Mr. Williams served as Vice President, General Counsel and Secretary from October 2003 until February 2004 and as Senior Corporate Counsel from July 2002 to September 2003 for Acterna, a provider of telecommunications and test and measurement solutions that was acquired by JDS Uniphase Corporation in late 2005. From June 2000 to June 2002 he served as

Assistant General Counsel for PathNet Telecommunications, formerly a wholesale telecommunications provider. Mr. Williams was a corporate associate at the law firms of Kirkland & Ellis LLP and Wilson Sonsini Goodrich & Rosati. He received his B.A. from Brown University and his J.D. from the University of Chicago Law School.

ITEM 2—Approval of Amendment to the 2006 Omnibus Long-Term Incentive Plan

Introduction

        The Company's 2006 Omnibus Long-Term Incentive Plan (the "Plan") is intended to enhance the Company's ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards.

        We are proposing to amend the Plan to increase the aggregate number of shares of Liquidity Services, Inc. common stock authorized for issuance under the Plan by an additional 5,000,000 shares.

        The material features of the Plan are described below. This summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Appendix A to this proxy statement and incorporated into this proxy statement by reference. Please refer to Appendix A for more information.

Proposed 2006 Omnibus Long-Term Incentive Plan Amendment

        We are proposing to increase the aggregate number of shares of Liquidity Services, Inc. common stock available for issuance under the Plan by an additional 5,000,000 shares to a total of 10,000,000 shares, and to increase the number of shares that may be issued as Incentive Stock Options ("ISOs") to 10,000,000 (subject to the overall limit of 10,000,000 awards under the Plan). As of December 22, 2008, there were approximately 255,000 shares available for future share-based awards under the Plan.

Summary of Terms of the 2006 Omnibus Long-Term Incentive Plan

  Administration

        The Plan is administered by the Board of Directors, the Compensation Committee or other such committees as the Board may from time to time delegate. The Board or its designated committee has the authority to designate grantees, determine the type(s) of awards to be made to a grantee, determine the number of shares to be subject to an award, establish the terms and conditions of each award, prescribe the form of each award agreement and amend, modify or supplement the terms of each outstanding award, provided that no amendment, modification or supplement shall, without the consent of the grantee, impair the grantee's rights under such award or amend or modify an award such that it would be treated as a repricing without approval of the Company's stockholders.

  Eligibility

        Awards may be granted under the Plan to employees, officers, directors, consultants, advisers and outside directors of the Company. As of December 22, 2008, approximately 150 individuals were eligible to participate in the Plan, including our five executive officers and four non-employee directors.

  Shares Subject to the Plan

        The Plan currently authorizes the issuance of up to 5,000,000 shares of Liquidity Services, Inc. common stock. The aggregate number of shares which cumulatively may be available for issuance pursuant to awards other than options or SARs shall not exceed 3,500,000 and the number of shares that may be issued as incentive stock options shall not exceed 5,000,000. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any stock subject thereto, then the number of shares of stock counted against the aggregate number of shares available under the Plan with respect to such award shall, to the extent of any such forfeiture or termination, again be available for making awards under the Plan. The Board shall have the right to substitute or assume awards in connection with mergers, reorganizations, separations and certain other transactions.

        Several types of stock grants can be made under the Plan. A summary of these grants is set forth below.

  Stock Options

        Stock options granted under the Plan can be either ISOs or nonqualified stock options. An option may constitute an ISO only (i) if the grantee of such option is an employee of the Company or any subsidiary of the Company; (ii) to the extent specifically provided in the related award agreement; and (iii) to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of stock with respect to which all ISOs held by such grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the grantee's employer and its affiliates) does not exceed $100,000. This limitation is applied by taking options into account in the order in which they were granted.

        The exercise price of stock options is at least the fair market value on the date of grant; provided, however, that in the event a grantee is a 10 percent stockholder, the option price of an option that is intended to be an ISO may not be less than 110 percent of the fair market value on the date of grant. Options become exercisable at such times and under such conditions as are determined by the Board. Each option terminates ten years from the date of grant, or as set forth in the Plan or fixed by the Board; provided, however, that in the event that the grantee is a 10 percent stockholder, an option that is intended to be an ISO cannot be exercisable after five years from the date of grant. An option that is exercisable may be exercised by the grantee's delivery to the Company of a written notice of exercise. Such notice must be accompanied by payment in full of the option price of the shares for which the option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award, or by "cashless exercise." Each award agreement sets forth the extent to which the grantee has the right to exercise the option following termination of the grantee's service.

  Stock Appreciation Rights

        A SAR confers on the grantee, upon exercise thereof, the excess of (A) the fair market value of one share of stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The award agreement for a SAR specifies the grant price of the SAR, which must be at least the fair market value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an option granted under the Plan or at any subsequent time during the term of such option, in conjunction with all or part of any other Award or without regard to any option or other award; provided that a SAR that is granted subsequent to the date of grant of a related Option must have a grant price that is no less than the fair market value of one share of stock on the date of grant. The Board determines the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs cease to be or become exercisable following termination of service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which stock will be delivered or deemed to be delivered to grantees, whether or not a SAR is granted in tandem or in combination with any other award, and any other terms and conditions of any SAR.

  Restricted Stock and Stock Units

        Awards of restricted stock or stock units may be made for no consideration. At the time a grant of restricted stock or stock units is made, the Board may, in its sole discretion, establish a restricted period applicable to such restricted stock or stock units. Each award of restricted stock or stock units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of restricted stock or stock units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the restricted stock or stock units. Neither restricted stock nor stock units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board.

        Unless the Board otherwise provides, holders of restricted stock have the right to vote such stock and the right to receive any dividends declared or paid with respect to such stock. The Board may provide that any dividends paid on restricted stock be reinvested in shares of stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such restricted stock. All distributions, if any, received by a grantee with respect to restricted stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction are subject to the restrictions applicable to the original grant. Holders of stock units have no rights as stockholders of the Company. The Board may provide that the holder of such stock units be entitled to receive, upon the Company's payment of a cash dividend on its outstanding stock, a cash payment for each stock unit held equal to the per-share dividend paid on the stock. The Board may also provide that such cash payment will be deemed reinvested in additional stock units at a price per unit equal to the fair market value of a share of Stock on the date that such dividend is paid. Unless the Board otherwise provides, upon the termination of a grantee's service, any restricted stock or stock units held by such grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.

  Unrestricted Stock Awards

        The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an unrestricted stock award to any grantee pursuant to which such Grantee may receive shares of stock free of any restrictions under the Plan. Unrestricted stock awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such grantee.

  Dividend Equivalent Rights

        A dividend equivalent right is an award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of stock specified in the dividend equivalent right (or other award to which it relates) if such shares had been issued to and held by the recipient. The terms and conditions of dividend equivalent rights shall be specified in the grant. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional shares of stock, which may thereafter accrue additional equivalents. Any such reinvestment is made at fair market value on the date of reinvestment. Dividend equivalent rights may be settled in cash or stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A dividend equivalent right granted as a component of another award may provide that such dividend equivalent right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such dividend equivalent right will expire or be forfeited or annulled under the same conditions as such other award. A dividend equivalent right granted as a component of another award may also contain terms and conditions different from such other award. Except as may otherwise be provided by the Board, a grantee's rights in all dividend equivalent rights or interest equivalents shall automatically terminate upon the grantee's termination of service for any reason.

  Performance Goals

        The right of a grantee to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board or the Compensation Committee. If and to the extent that the Compensation Committee determines that an award to be granted to a grantee who is designated by the Committee as likely to be a Covered Employee under Section 162(m) of the Code should qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such award shall be contingent upon achievement of pre-established performance goal. For purposes thereof, the performance goals may consist of one or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders' equity; (15) revenue; and (16) gross merchandise value. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis. Such performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m). The maximum amount that may be earned under a cash award in any calendar year by any one grantee shall be $3,000,000 and the maximum amount that may be earned as a cash award in respect of a performance period by any one grantee shall be $5,000,000.

  Corporate Transactions

        Upon the occurrence of (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company:

  (a)
  all outstanding shares of restricted stock shall be deemed to have vested, and all stock units shall be deemed to have vested and the shares of stock subject thereto shall be delivered, immediately prior to the occurrence of such corporate transaction; and

  (b)
  either of the following two actions shall be taken:

  (1)
  fifteen days prior to the scheduled consummation of a corporate transaction, all options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days; or

  (2)
  the Board may elect, in its sole discretion, to cancel any outstanding awards of options, restricted stock, stock units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of restricted stock or stock units, equal to the formula or fixed price per share paid to holders of shares of stock and, in the case of options or SARs, equal to the product of the number of shares of stock subject to the option or SAR (the "Award Shares") multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the option price or SAR exercise price applicable to such Award Shares.

        With respect to the Company's establishment of an exercise window, (i) any exercise of an option or SAR during such fifteen-day period will be conditioned upon the consummation of the event and will be effective only immediately before the consummation of the event, and (ii) upon consummation of any corporate transaction, the Plan, and all outstanding but unexercised options and SARs shall terminate. The corporate transaction provisions do not apply to any corporate transaction to the extent that provision is made in writing in connection with such corporate transaction for the assumption or continuation of the options, SARs, stock units and restricted stock theretofore granted, or for the substitution for such options, SARs, stock units and restricted stock for new common stock options and stock appreciation rights and new common stock, stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, options, SARs, stock units and restricted stock theretofore granted will continue in the manner and under the terms so provided.

  Amendment

        The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of stock as to which awards have not been made. An amendment shall be contingent on approval of the Company's stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange or market listing requirements. No amendment, suspension, or termination of the Plan may, without the consent of the grantee, impair rights or obligations under any award theretofore awarded under the Plan.

U.S. Federal Income Tax Consequences

        The following is a summary of the material U.S. federal income tax consequences to the Company and to recipients of stock options and stock appreciation rights under the Plan. The summary is based on the United States Internal Revenue Code (the "Code") and the U.S. Treasury regulations promulgated under the Code in effect as of the date of this proxy statement, all of which are subject to change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the Plan. The laws governing the tax aspects of these awards are highly technical, and such laws are subject to change. Different tax rules may apply to specific participants and transactions under the Plan, particularly in jurisdictions outside the United States.

  Nonqualified Stock Options and Stock Appreciation Rights

        The recipient will not have any income at the time a nonqualified stock option or a SAR is granted nor will the Company be entitled to a deduction at that time. When a nonqualified option is exercised, the optionee generally will recognize ordinary income (whether the option price is paid in cash or by delivery or surrender of shares of common stock), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option exercise price. When an SAR is exercised, the holder will recognize ordinary income equal to the sum of (a) the gross cash proceeds payable and (b) the fair market value on the exercise date of any shares received. The Company will be entitled to a corresponding deduction with respect to a nonqualified stock option or SAR equal to the ordinary income recognized by the optionee or holder of the SAR, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Code.

  ISOs

        A recipient will not have any income at the time an ISO is granted or have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the option exercise price will be a preference item that could create an alternative minimum tax liability for the optionee. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of the ISO with which to pay such tax. If the optionee disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the optionee (i.e., the excess of the proceeds received over the option exercise price), if any, will be long-term capital gain eligible for favorable tax rates under the Code. Conversely, if the optionee disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a "disqualifying disposition," and the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option exercise price and (ii) the excess of the amount received for the shares over the option exercise price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held. The Company is not entitled to a deduction as the result of the grant or exercise of an ISO. However, if the optionee recognizes ordinary income as a result of a disqualifying disposition, the Company will be entitled to a corresponding deduction equal to the amount of ordinary income recognized by the optionee, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Code. We intend that awards granted under the Plan comply with, or are otherwise exempt from, Section 409A of the Code.

  Section 162(m) Awards

        The right of a grantee to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any award subject to performance conditions, except as limited by the Plan in the case of a performance award or annual incentive award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a performance award or annual incentive award intended to qualify under Code Section 162(m), shall be exercised by the Compensation Committee and not the Board.

        It is the intent of the Company that performance awards and annual incentive awards granted to persons who are designated by the Compensation Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (generally including the chief executive officer and the three most other highly-compensated executive officers other than the chief financial officer) shall, if so designated by the Compensation Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of the Plan shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Compensation Committee cannot determine with certainty whether a given grantee will be a Covered Employee with respect to a fiscal year that has not yet ended, the term Covered Employee as used herein shall mean only a person designated by the Compensation Committee, at the time of grant of performance awards or an annual incentive award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such performance awards or annual incentive awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

        The following table shows the number of shares underlying grants of all types of awards under the Plan that have been granted since the Plan was adopted to (a) each executive officer named in the Summary Compensation Table in this proxy statement, (b) all employees, including all current officers who are not executive officers, as a group and (c) all non-employee directors as a group.

Name and Position	Total Number of Shares Underlying Award Grants(1)
William P. Angrick III Chairman and Chief Executive Officer	184,000
Jaime Mateus-Tique President, Chief Operating Officer	151,000
James M. Rallo Chief Financial Officer and Treasurer	100,000
Eric C. Dean Chief Information Officer and Chief Information Officer of Government Liquidation.com, LLC	250,000
Thomas B. Burton President and Chief Operating Officer, Government Liquidation.com, LLC	150,000
Executive Officer Group (executive officers named above)	835,000
Non-Executive Officer Employee Group	2,458,775
Non-Employee Director Group	227,726

    (1)
    Includes stock options and restricted stock.

        Your Board of Directors unanimously recommends a vote FOR the approval of the amendments to the 2006 Omnibus Long-Term Incentive Plan.

ITEM 3—Ratification of Independent Registered Public Accounting Firm

        The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2009.

        We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, the Audit Committee will review its future selection of the independent registered public accounting firm. Even if this selection is ratified, pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and may determine to change the firm selected at such time and based on such factors as it determines to be appropriate.

        Representatives of Ernst & Young LLP will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

        Your Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2009.

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the years ended September 30, 2008, and September 30, 2007, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal 2008	Fiscal 2007
Audit fees(1)	$977,300	$1,129,500
Audit-related fees(2)	$75,600	$35,000
Tax fees(3)	$154,240	$76,475
Subtotal	$1,207,140	$1,240,975
All other fees	N/A	N/A
Total fees	$1,207,140	$1,240,975

    (1)
    Audit fees consisted principally of work performed in connection with the audit of our consolidated financial statements, and timely review of the unaudited quarterly financial statements. This amount includes $134,000 in costs associated with our initial public offering incurred during fiscal 2007, and $81,300 and $48,000 in costs during fiscal 2008 and fiscal 2007, respectively, related to the statutory audits of our subsidiaries Liquidity Services, Ltd. and Liquidity Services, GMBH and other related services.

    (2)
    Audit-related fees consisted principally of fees incurred in connection with our employee benefit plans.

    (3)
    Tax fees consisted principally of tax return preparation, planning and compliance work.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        Pursuant to its charter, Audit Committee policy and applicable law, the Audit Committee pre-approves all audit and permissible non-audit services to be provided by our independent registered public accounting firm. The pre-approval policy applies to audit services, audit-related services, tax services and other services. In some cases, the chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve services, and the chairman then communicates such pre-approvals to the full Audit Committee. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. We obtain these services from other service providers as needed.

Audit Committee Report

        Liquidity Services' management is responsible for Liquidity Services' financial statements, internal controls and financial reporting process. Liquidity Services' independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with U.S. generally accepted accounting principles. The Audit Committee was established for the purpose of representing and assisting the Board of Directors in overseeing Liquidity Services' accounting and financial reporting processes and audits of Liquidity Services' annual financial statements, including the integrity of Liquidity Services' financial statements, Liquidity Services' compliance with legal and regulatory authority requirements, the independent registered public accounting firm's qualifications and independence, and the performance of Liquidity Services' independent registered public accounting firm. The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.

        In this context, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees concerning Independence. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

        Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2008, for filing with the Securities and Exchange Commission. The Board of Directors approved including the audited financial statements in the Company's Annual Report.

                      The Audit Committee:

                      F. David Fowler, Chair
                      Patrick W. Gross
                      Franklin D. Kramer

        The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

 EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

        This section describes our compensation strategy, programs and practices for the executive officers listed in the Summary Compensation Table that follows this discussion. In this proxy statement, we refer to these individuals as our named executive officers.

General Compensation Philosophy

        Liquidity Services' executive compensation programs are designed to support the attainment of our short- and long-term financial and strategic objectives, reward executives for continuous growth in earnings and stockholder value, and align executives' interests with those of our stockholders. The goal of Liquidity Services' compensation programs is to attract, retain and motivate key executives, and encourage a long-term commitment to Liquidity Services. To achieve these objectives, the Compensation Committee uses a variety of compensation elements, including:

  •
  base salary;

  •
  annual cash incentive compensation;

  •
  long-term incentive compensation; and

  •
  certain other compensation and benefits.

         Factors Considered When Determining Compensation.    The Compensation Committee seeks to set executive compensation at competitive levels that the Compensation Committee considers appropriate for a company of our size and stage of growth. On an annual basis, the Compensation Committee determines and approves the total compensation level of each of our named executive officers based on its evaluation of external market conditions, Company performance and each named executive officer's individual performance relative to pre-established performance goals and objectives. The Compensation Committee also considers each executive's level of experience, unique skills and abilities critical to the Company, and the executive's tenure, position and responsibilities with the Company. The Compensation Committee considers recommendations from the Chairman and CEO regarding levels for base salary, annual incentive awards and long-term incentive awards for named executive officers, other than himself. The Chairman and CEO annually provides to the Compensation Committee historical and prospective breakdowns of the total direct compensation components for each named executive officer. The Chairman and CEO also recommends financial and non-financial performance goals for each named executive officer under the annual cash incentive compensation plan.

         Market Data.    In fiscal 2008, the Compensation Committee retained an independent compensation consultant, Towers Perrin, to assess the market competitiveness of our executive compensation program in order to assure that our program attracts and retains executive talent essential to achieve our business plans. For 2008, the scope of the consultant's work included a review of the Company's executive compensation practices, assistance with development of an appropriate peer group, and presentation to the Compensation Committee of a report regarding executive compensation trends for similarly sized companies and the market competitiveness of our executive compensation program.

        The Compensation Committee strives to set executive compensation that is commensurate within the marketplace in which we compete for executive talent. The "marketplace" is defined as the prevailing pay for executives with similar roles and responsibilities with companies in our industry with similar complexities. For fiscal year 2008, base salaries were targeted between the 25th and the 50th percentile of the Company's peer group. The Committee seeks to set the annual incentive plan target opportunity at the median of the peer group with potential for upper quartile pay based on superior performance of the Company and the individual. Our named executive officers' long-term incentive compensation is also targeted between the median and 75th percentile of the peer group.

Actual compensation levels set for any individual named executive officer may deviate from this range due other factors such as tenure, individual performance and organizational structure.

        To assist the Compensation Committee in its market review, the Committee's compensation consultant prepared an analysis of the market competitiveness of the aggregate value of total direct compensation as well as the market competitiveness of each element of total direct compensation for each named executive officer (other than Mr. Dean who commenced employment on October 15, 2007). The market review was based upon two different sources of compensation data provided by Towers Perrin—published surveys and a selected peer group of e-commerce companies.

        The survey sources relied upon for the 2008 review are national surveys and contain compensation data for both high-technology sector companies as well as similarly sized general industry companies. For fiscal 2008, these survey sources are the 2007 Towers Perrin CDB Executive Compensation Database; the 2007 Towers Perrin Long-term Incentive Plan Report and the 2007/2008 Watson Wyatt Industry Report on Top Management Compensation. The survey data was used as a market reference to assess how the Company's compensation practices for top executives compares to market practices and to confirm that the overall compensation mix is reasonably aligned with the marketplace.

        The peer companies relied upon were approved by the Compensation Committee and developed based on the Company's 2006 peer group and input from the Compensation Committee's consultant and management. The peer group data was based on the most recent publicly available information. In selecting the companies for inclusion in the peer group, the Compensation Committee considered revenues, number of employees and companies in the e-commerce industry or in our geographic area. The 2008 peer group includes companies with revenues $48 million to $913 million. The peer group companies in fiscal 2008 are:

• 1-800-FLOWERS.COM Inc.	• Blue Nile Inc.*
• Overstock.com Inc.	• Blackboard Inc.
• GSI Commerce Inc.*	• BIDZ.com Inc.
• NeuStar Inc.*	• U.S. Auto Parts Network Inc.
• VistaPrint Ltd.*	• LoopNet Inc.*

    *
    Included in 2006 peer group

        The 2008 market review based on fiscal year 2007 compensation indicated that: 1) actual total direct compensation for fiscal year 2007 generally fell above median, but varied by position; 2) the 2007 base salaries of our named executive officers generally fell below the median; 3) annual incentive targets fell below the median; 4) the competitiveness of total cash compensation varied by executive, but total cash compensation received in fiscal year 2007 was above the median reflecting strong performance for fiscal year 2006; and 5) long-term equity incentives awarded for fiscal 2007 generally fell above median. The Compensation Committee considered the results of the market review when determining the appropriate level of each component of total direct compensation for the named executive officers. The compensation decisions specific to each component of total direct compensation for the named executive officers are discussed below.

         Pay Mix.    Because our named executive officers are in a position to directly influence the Company's performance, a significant portion of their compensation is delivered in the form of annual cash incentive bonus and long-term incentive compensation. We rely on a mix of compensation components intended to reward short-term results (in the form of annual cash incentive bonuses) and motivate long-term performance (in the form of option grants that vest over several years). We do not have a specific allocation target between cash and equity-based compensation or between annual and long-term incentive compensation. Instead, we retain the flexibility when determining the compensation mix to react to our evolving business environment and our specific hiring and retention requirements. In 2008, approximately 70% or more of each of our named executive officers' target total direct compensation was performance-based (in the form of annual cash incentive bonus plan and stock options), consistent with the Company's compensation philosophy to link executive compensation with stockholder returns and achievement of strategic business objectives.

Base Salary

         Purpose.    Salaries for named executive officers are designed to be competitive when compared with prevailing market rates and are based on a variety of factors, including level of responsibility, performance and the recommendations of the Chairman and CEO (other than with respect to his own compensation). Base salaries are reviewed annually or at the time of promotion or other changes in responsibilities. In determining whether to award base salary increases, the Compensation Committee considers the Company's business outlook, the Company's budget, the executive's individual performance, historical compensation, internal pay equity and other factors, including any retention concerns. Under the terms of each employment agreement that we have with our named executive officers, the Compensation Committee may not adjust salaries downward unless a named executive officer consents to a reduction.

         Fiscal Year 2008 Decisions.    The Compensation Committee approved base salary increases for our named executive officers ranging from 5% to 6%. Mr. Dean did not receive a salary increase as he first became employed as our Chief Information Officer during fiscal year 2008. These increases were based on the Compensation Committee's evaluation of individual performance, increases in the cost of living and an assessment of the market. In general, the Compensation Committee was pleased with each Named Executive Officer's performance in fiscal year 2008. As previously noted, in fiscal year 2008, the Compensation Committee retained Towers Perrin to conduct a market review of our named executive officers' base salaries. The review indicated that the base salaries of our named executive officers were generally below the median as compared to both the survey data and peer group.

        Effective October 1, 2007, our named executive officers received the following salary increases:

Named Executive Officer	2007 Salary	2008 Salary	Percentage Increase
William P. Angrick, III	$275,000	$288,750	5%
Jaime Mateus-Tique	245,000	260,000	6%
James M. Rallo	240,000	252,000	5%
Eric C. Dean	—	250,000	—
Thomas B. Burton	240,000	255,000	6%

         Fiscal Year 2009 Decisions.    The fiscal 2009 base salary for each of our named executive officers is set forth below. Effective October 1, 2008, certain of our named executive officers received an annual salary increase ranging from 4% to 6% as provided below:

Named Executive Officer	2008 Salary	2009 Salary	Percentage Increase
William P. Angrick, III	$288,750	$303,188	5%
Jaime Mateus-Tique	260,000	270,300	4%
James M. Rallo	252,000	267,120	6%
Eric C. Dean	250,000	265,000	6%
Thomas B. Burton	255,000	267,750	5%

Annual Incentive Compensation

         Purpose.    Annual incentive compensation is an "at risk" cash bonus that is designed to motivate our named executive officers to achieve financial and non-financial goals that are consistent with the Company's strategic plan. The annual incentive bonus plan is also designed to attract and retain key employees by providing our named executive officers with a significant opportunity to earn additional annual cash compensation. As noted above, the Committee strives to set the annual incentive plan target opportunity at the median of the peer group with potential for upper quartile pay based on superior performance of the Company and the individual.

         Fiscal Year 2008 Target Bonus Opportunities.    At the beginning of each fiscal year, the Committee establishes the performance goals and target cash bonus award for each named executive officer. Each target cash bonus award is set as a percentage of each named executive officer's base salary. The amount of the cash bonus award ultimately received depends on the achievement of performance goals and the Committee's discretion. Our named executive officers may receive up to 200% of his target cash bonus awards based on the achievement of financial and non-financial goals related to the Company's strategic plan. The "Grants of Plan-Based Awards" table on page 44 shows the range of possible payments to each of our named executive officers under the annual incentive bonus plan in fiscal 2008.

        For fiscal year 2008, the target annual cash bonus awards of each named executive officers were:

Named Executive Officer	2008 Target Bonus
William P. Angrick, III	100%
Jaime Mateus-Tique	80%
James M. Rallo	50%
Eric C. Dean	50%
Thomas B. Burton	80%

        The Committee established these target cash bonus award opportunities based upon (1) the relative scope and responsibility of the named executive officer's position and his respective impact on overall Company performance and (2) the Compensation Committee's evaluation of the external market. For fiscal year 2008, the bonus opportunities of most of our named executive officers did not change. Mr. Burton's target bonus increased from 50% to 80% because the Compensation Committee wanted to provide a greater incentive for him to achieve his goals which were critical to the Company's business plan for the fiscal year. Mr. Burton's performance was essential to the renewal of the Company's Surplus Contract with the Defense Reutilization and Marketing Service (DRMS) of the U.S. Department of Defense. Mr. Dean's target bonus opportunity for fiscal year 2008 was set at $125,000 (or 50% of his base salary) in connection with his employment as Chief Information Officer.

  Fiscal Year 2008 Performance Goals

        During the beginning of the fiscal year, the Compensation Committee established performance goals for the plan. For fiscal 2008, the Committee determined that awards under the plan for our named executive officers other than Mr. Burton would be based on the achievement of two corporate performance goals and achievement of certain individual division goals and strategic objectives. For Mr. Burton, the Committee determined that his bonus would be based primarily on the financial performance of the Government Liquidation Division rather than Company-wide performance metrics. Generally, in order for a bonus to be earned under the plan, at least one of the threshold corporate goals must be achieved. For Mr. Burton, the threshold level of the divisional goal must be achieved. Once achieved, the Compensation Committee evaluates individual performance measured against individual management objectives described below to determine the actual bonus earned by a named executive officer. These performance goals carry different weights for our named executive officers based on their position and responsibilities. Individual goals were assigned a greater weight where a named executive officer had less direct influence on the Company's financial performance. The relative weight assigned to corporate, divisional and individual goals for fiscal 2008 are as follows:

Name and Principal Position	Corporate GMV	Corporate Adjusted EBITDA	Divisional Performance	Individual Performance

William P. Angrick, III Chairman and Chief Executive Officer	40%	40%	0%	20%

Jaime Mateus-Tique President, Chief Operating Officer	40%	40%	0%	20%

James M. Rallo Chief Financial Officer and Treasurer	35%	35%	0%	30%

Eric C. Dean Chief Information Officer and Chief Information Officer of Government Liquidation.com, LLC	15%	15%	0%	70%

Thomas B. Burton President and Chief Operating Officer, Government Liquidation.com, LLC	0%	0%	80%	20%

        The Committee's evaluation of the Company's financial performance under the plan for fiscal 2008 was based on two Company-wide goals—Gross Merchandise Volume (GMV) and Adjusted EBITDA. GMV measures the total sales volume of all merchandise sold through the Company's marketplaces during a given period. Adjusted EBITDA is based on the measurement of earnings before interest, taxes, depreciation and amortization, as adjusted for non-cash stock compensation expense (Adjusted EBITDA). The Committee selected these metrics as the corporate performance measures because they are key metrics used by management to measure the Company's business performance and the basis upon which we communicate forward-looking financial information to the investment community. The target GMV goal for fiscal year 2008 was $333.0 million, approximately 25% greater than fiscal 2007 results. If the Company achieves a GMV of less than $319.7 million, then no bonus would have been earned with respect to this goal. The target Adjusted EBITDA goal established for fiscal year 2008 was $26.8 million, reflecting a 30% increase over fiscal 2007 results. If the Company achieved an Adjusted EBITDA of less than $25.8 million, then no bonus would have been earned with respect to this goal.

        The individual performance goals established for each of our named executive officers varied based on their relative job responsibilities and emphasized improvement in metrics or operational objectives within the control of each named executive officer. Each of our named executive officers had four individual management objectives designed to further each of the following Company strategic initiatives: diversification and growth, client retention, expansion of the Company's service offerings and operational effectiveness. Each individual management objective was assigned a relative weight of 25%. If all individual objectives were achieved, the Committee had the discretion to award 200% of the target bonus allocated to the individual goal component. To the extent that an objective was determined to be critical to the Company's strategy and business plan, it may have served as an individual objective of more than one named executive officer.

        Our Chairman and Chief Executive Officer's individual bonus was evaluated based on the following four individual objectives:

  •
  Completion of acquisitions of strategic businesses with annualized GMV of at least $50 million in the aggregate;

  •
  Successful renewal of the Company's Surplus Contract with DRMS and achievement of an increase in the average number of auction participants;

  •
  Successful integration of the acquired STR website platform with the Company's front-end commercial website platform; and

  •
  Reduction of the Company's average inventory velocity to 60 days and improvement of the Asset Recovery Division's operating leverage by 15%.

        Mr. Mateus-Tique's individual performance was evaluated based on the following four individual objectives:

  •
  Achievement of a year over year organic GMV growth rate of 25% or more in the Company's commercial and international businesses;

  •
  Achievement of an increase in the average number of auction participants and completion of an upgrade of processes and reporting tools for inventory management;

  •
  Successful integration of the STR acquired website platform with the Company's front-end commercial website platform; and

  •
  Reduction of the Company's average inventory velocity to 60 days and improvement of the Asset Recovery Division's operating leverage by 15%.

        Mr. Rallo's individual performance was evaluated based on the following four individual objectives:

  •
  Completion of acquisitions of strategic businesses with annualized GMV of at least $50 million in the aggregate;

  •
  Completion of an upgrade of processes and reporting tools for inventory management;

  •
  Reduction of the Company's annual bad debt expense by 25 basis points, measured as a percentage of GMV; and

  •
  Reduction of the Company's average inventory velocity to 60 days and improvement of the Asset Recovery Division's operating leverage by 15%.

        Mr. Dean's individual performance was evaluated based on the following four individual objectives:

  •
  Completion of acquisitions of strategic businesses with annualized GMV of at least $50 million in the aggregate;

  •
  Completion of an upgrade of processes and reporting tools for inventory management and supporting the achievement of the highest profit sharing ratio under the Company's Surplus Contract with DRMS, based on implementation of effective inventory assurance processes and controls;

  •
  Completion of defined technology projects to enhance the Company's business; and

  •
  Success in supporting the Company's business platform based on internal survey results.

        Mr. Burton's performance was evaluated based on the Government Liquidation Division's Adjusted EBITDA results and the following four individual objectives:

  •
  Establishment of a program to dispose of end-of-life aircraft hulls for DRMS;

  •
  Successful renewal of the Company's Surplus Contract with DRMS and achievement of the highest profit sharing ratio under that contract based on implementation of effective inventory assurance processes and controls;

  •
  Implementation of a buyer verification program under the company's Scrap Venture program with DRMS; and

  •
  Achievement of a substantial reduction in the Company's controlled property backlog.

        Since we believe disclosure of the EBITDA results for the Government Liquidation Division would cause the Company competitive harm by providing sensitive information that would not otherwise be disclosed, the Company is not disclosing this target. The Committee cannot specify the degree of difficulty required to meet the EBITDA target, but believes that there was sufficient stretch built into the target goal to require substantial and sustained performance by the division. The EBITDA goal was in line with the Company's annual business plans and strategic objectives and achievement of the target goal required a significant year over year growth of 25%.

         Fiscal Year 2008 Results and Payouts.    At the end of the performance year, our Chairman and CEO assessed the achievement of the Company and individual performance goals and made a recommendation to the Committee regarding the annual bonus payouts. The Committee had the discretion to accept, modify or reject these recommendations when determining the actual cash bonus awarded to named executive officers. Although the plan provides objective standards to determine the awards earned under the plan, the Compensation Committee retains the discretion to reduce any award based on an assessment of an officer's individual performance and his contribution to the Company's performance during the year. The target amounts of each of our named executive officers are shown in the Grants of Plan Based Awards Tables and the actual amounts earned by our named executive officers are shown in the "Non-Equity Incentive Compensation" column of the Summary Compensation Table.

        In determining the amount of the fiscal 2008 awards, the Committee assessed the Company's and each named executive officer's performance measured against the previously described corporate, divisional and individual management objectives. For fiscal 2008, the Company fell short of the Adjusted EBITDA target, but exceeded the Adjusted EBITDA threshold amount and exceeded the GMV target. GMV for fiscal 2008 was $359.9 million, resulting in a payout of 180% for this bonus component. Adjusted EBITDA for fiscal year 2008 was $26.2 million, resulting in a payout of 76% for this component.

        Mr. Angrick's bonus was 112% of his target due to the Company's achievement of the corporate performance goals and the achievement of the first two of his individual management objectives. Mr. Angrick led the Company to achieve its strategic acquisition goal by successfully acquiring GovDeals and the Geneva business, resulting in an additional annual GMV of $80 million. The Company also successfully renewed its Surplus Contract with DRMS. Mr. Mateus-Tique received 5% of his target despite the fact that the Company achieved threshold payout levels under the corporate performance goals. Mr. Mateus-Tique was successful in at least one of his individual management objectives. Specifically, the Company increased the number of its average auction participants to 4.7, and Mr. Mateus-Tique was successful in completing an upgrade to the Company's inventory management system. Nevertheless, the Mr. Mateus-Tique elected and the Committee agreed not to award him bonuses related to the Company's performance as a result of the Company's Asset Recovery Division not achieving its operational and profitability targets. Mr. Rallo's bonus was 112% of his target bonus due to the Company's achievement of its corporate performance goals and the achievement of his first three strategic objectives outlined above. Mr. Dean's bonus was 105% of his target bonus due the Company's achievement of its corporate performance goals and the achievement of each his individual management objectives. Mr. Burton's bonus was 130% of his target due to the Government Liquidation Division's achievement of 125% of its EBITDA target and Mr. Burton's achievement of all of his management objectives.

         Fiscal Year 2009 Target Bonus Opportunities.    In December 2008, the Compensation Committee approved the target bonus opportunities of each named executive officer. The Compensation

Committee established Mr. Dean's target bonus opportunity as 50% of his base salary and increased Mr. Rallo's target bonus from 50% to 60% of his base salary. The target bonus opportunity for our other named executives remained unchanged.

Long-Term Incentive Compensation

         Purpose.    We grant equity-based compensation to our named executive officers in order to attract, retain and reward our executives and strengthen the mutuality of interests between our named executive officers and Liquidity Services' stockholders. The Compensation Committee annually determines whether to grant stock options or other equity-based incentives to executives. In making its determinations, the Compensation Committee considers factors such as market data, the executive's performance in the last year and the results achieved by the executive, the executive's base salary and the Compensation Committee's view regarding the future potential of long-term contributions of the executive. Recommendations of the Chairman and CEO are also taken into consideration.

        The Compensation Committee has historically granted our named executive officers long-term incentive awards in the form of stock options. All stock option awards have been granted under either the Liquidity Services, Inc. 2005 Stock Option and Incentive Plan or the 2006 Omnibus Long-Term Incentive Plan, both of which have been approved by our stockholders. The Compensation Committee has historically granted annual option awards after financial results are available for the prior fiscal year of each year at a regularly scheduled meeting. As the Compensation Committee's meeting schedule is established prior to the start of each fiscal year, the proximity of any award grants to earnings announcements or other market events is coincidental. For annual awards, the Compensation Committee's policy is to grant options on the date it approves them. The exercise price is determined in accordance with the terms of the plan under which the award is granted (generally, the closing price on the date of grant) and cannot be less than the fair market value of our Common Stock. In addition to annual options awards, our named executive officers may receive stock options in connection with the commencement of employment or upon promotion. In these cases, the exercise price is typically the closing price of our common stock on the date the executive begins employment or the effective date of the promotion.

         Fiscal Year 2008 Awards.    In December 2007, the Compensation Committee approved grants of stock options to our named executive officers, other than Mr. Dean. Since Mr. Dean received a significant stock option award in connection with his commencement of employment in October 2007, he did not receive an annual long-term incentive compensation award in fiscal 2008. To serve a retentive purpose, options granted to our named executive officers in fiscal 2008 vest 25% on the first anniversary of the date of grant and then monthly thereafter for three years in equal increments.

        In determining the size of the grants to our named executive officers, the Compensation Committee considered market data and recommendations of management. The Committee targets named executive officers' annual long-term incentive award values at a level between the 50th and 75th percentile of the Company's fiscal 2008 peer group based on a target value as a percentage of base salary. The value of Messrs. Angrick's, Mateus-Tique's and Burton's target long-term incentive award was equal to 180% of each of their base salaries. The value of Mr. Rallo's target long-term incentive award was equal to 170% of his base salary. The value of each stock option award is determined by the Black-Scholes value. The number of stock options granted to our named executive officers in fiscal 2008 is included in the "Grants of Plan-Based Awards" table. The terms and conditions of the grants are more fully described in the narratives following that table.

Other Compensation and Benefit Programs

        Our named executive officers are eligible to participate in benefits plans that are available to substantially all of our employees, including participation in the Liquidity Services, Inc. 401(k) Profit

Sharing and Trust Plan, medical insurance, dental insurance, life insurance and disability insurance programs.

Perquisites

        Except with respect to Mr. Burton and Mr. Dean, we do not provide our named executive officers with any additional benefits or perquisites not available to all other employees. In fiscal 2008, Mr. Burton received the use of a Company-owned car. Mr. Dean received a one-time relocation benefit in connection with his commencement of employment in fiscal 2008. The value of these benefits is described further in the footnotes to the Summary Compensation Table on page 40.

Employment Agreements

        We have entered into employment agreements with each of our named executive officers that provide for, among other things, specified payments in the event of termination of employment in certain circumstances. The terms of these agreements are described further beginning on page 41 of this proxy statement. The Committee believes it is important to provide our named executive officers with some measure of financial security in the event that their employment with the Company is terminated without cause or in connection with certain unforeseen circumstances. The Committee believes these arrangements encourage an executive to comply with post-termination restrictive non-compete covenants and to cooperate with the Company both before and after their employment is terminated. The Committee believes these arrangements are reasonable and that it is beneficial to have agreements in place that specify the exact terms and benefits an executive receives if the Company elects to terminate an executive officer's employment.

Stock Ownership

        There are no equity ownership requirements or guidelines that any of our employees must meet or maintain. Our current named executive officers have significant ownership of Company Common Stock. As a group, our named executive officers own 44.1% of the Company.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended (Internal Revenue Code), limits publicly-held companies to an annual deduction for federal income tax purposes of $1 million for compensation paid to their chief executive officer and the three most highly compensated executive officers (other than the chief executive officer and the chief financial officer) determined at the end of each year. However, performance-based compensation is excluded from this limitation if certain requirements are met. In fiscal 2008, our annual incentive bonus plan was not subject to the $1 million limitation on the deduction of compensation under Section 162(m) because Section 162(m) provides for a grace period following a company's initial public offering during which time it does not apply.

        Option awards granted to our named executive officers are intended to qualify as performance based compensation and therefore, once we are subject to Section 162(m), we expect that Liquidity Services will generally be entitled to deduct an amount equal to the amount of taxable income recognized by our named executive officers upon their exercise of option awards.

Summary Compensation Table

        The following table summarizes the compensation of our named executive officers, which includes our principal executive officer, principal financial officers and our three other most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

William P. Angrick, III Chairman and Chief Executive Officer	2008 2007	288,750 275,000	253,234 141,806	324,555 275,000	7,000 5,833	873,539 697,639

Jaime Mateus-Tique President, Chief Operating Officer	2008 2007	260,000 245,000	205,301 104,485	10,400 196,000	7,000 5,833	482,701 551,318

James M. Rallo Chief Financial Officer and Treasurer	2008 2007	252,000 240,000	140,393 104,649	141,246 155,000	8,291 5,017	541,930 504,666

Eric C. Dean(6) Chief Information Officer and Chief Information Officer of Government Liquidation.com, LLC	2008	239,584	438,750	131,750	52,234	862,318

Thomas B. Burton President and Chief Operating Officer, Government Liquidation.com, LLC	2008 2007	255,000 240,000	197,406 92,777	331,500 180,000	28,765 36,050	812,671 548,827

(1)
Each of the named executive officers contributed a portion of his salary to the Liquidity Services, Inc. 401(k) Profit Sharing and Trust Plan.

(2)
The amounts in the Option Awards column represent the value of stock options granted to the named executive officers in prior years that is recognized for financial statement reporting purposes for fiscal 2008, disregarding estimates of forfeitures related to service-based vesting conditions. Under the required FAS 123R methodology, the compensation expense reflected is for grants made in fiscal 2008 and grants made in prior years which continued to be expensed in fiscal 2008. The full FAS 123R grant date fair value of the option awards granted in fiscal 2008 is included in the "Grants of Plan-Based Awards" table included in this proxy statement. For additional information about the assumptions used in these calculations, see Note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

(3)
Due to a previous calculation error, the amounts reported in this column in our 2007 Proxy Statement have been revised for each named executive officer.

(4)
The amounts in the Non-Equity Incentive Plan Compensation column represent the annual cash incentive bonuses described under the section of this proxy statement entitled "Annual Incentive Compensation." These annual cash bonuses were paid in fiscal 2009 for performance in fiscal 2008. We accrued these amounts for financial reporting purposes in fiscal 2008.

(5)
The amounts in this column for each named executive officer include Company matching contributions to the Liquidity Services, Inc. 401(k) Profit Sharing and Trust Plan. For Mr. Burton, the amount represents $8,484.62 in matching contributions and $20,280 for a car provided by the Company. For Mr. Dean, the amount includes $6,664 in matching contributions, $30,000 for relocation expenses and $15,570.07 in commuting expenses associated with his relocation to the Washington, DC metropolitan area.

(6)
Mr. Dean became Chief Information Officer effective October 15, 2007 and was not a named executive officer in the Company's most recent Proxy Statement. In accordance with SEC rules, the table above does not provide 2007 data for him.

Employment Agreements

        We have entered into employment agreements with all of our named executive officers that provide for, among other things, the term of employment, compensation and benefits payable during the term of the agreement and certain compensation payable when an executive's employment is terminated under certain conditions.

        We also have confidentiality, noncompetition and intellectual property agreements with the named executive officers. These agreements typically provide that the employee may not disclose or transfer any of our confidential information to any person, business entity or other organization without authorization from us, and that the employee may not, during his or her employment with us and for 24 months thereafter, hire or solicit any of our employees for employment with another person or entity or in any way interfere with the relationship we have with any of our employees, clients or other business relations. Further, these agreements also typically provide that the employee may not, during his employment with us and for up to 24 months thereafter, compete with us. These agreements typically also provide that all ideas, designs, works and inventions made by the employee in the course of his or her employment with us are our exclusive property, and that the copyrights of all writings produced by the employee during the course of his or her work for us are the property of our Company.

  Summary of Employment Agreement with William P. Angrick, III

        We entered into an employment agreement with Mr. Angrick effective as of January 1, 2004. The agreement provides that Mr. Angrick will be employed as our Chairman and Chief Executive Officer and that his employment will continue until terminated by either party pursuant to the terms of the agreement. The agreement provided for an initial annual base salary of $210,000, which may be increased but not decreased. During fiscal year 2008, Mr. Angrick received a salary of $288,750, which was approved by the Compensation Committee. Mr. Angrick is also eligible for an annual incentive bonus under a sliding scale as approved by the Compensation Committee that is equal to up to 80% of his base salary based upon the achievement of our financial budget each year. In addition, he is eligible to receive an additional bonus amount for the completion of projects that increase stockholder value, at the discretion of the Compensation Committee. If Mr. Angrick's employment is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts. If Mr. Angrick's employment is terminated because of disability, he is entitled to his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company.

        The agreement also provides that if his employment with the Company is terminated by us other than for cause, disability or death, or is terminated by Mr. Angrick for good reason, Mr. Angrick is entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts and (2) a lump-sum severance package equal to six months of the sum of his base salary plus an amount equal to six months of his average annual bonus for the previous two fiscal years. All severance payments made by us to Mr. Angrick will be payable within 30 days of notice of termination. Mr. Angrick's employment agreement was amended effective January 26, 2006 to address certain requirements of Section 409A of the Internal Revenue Code and effective January 9, 2007 to extend the term from December 31, 2006 to December 31, 2009.

  Summary of Employment Agreement with Jaime Mateus-Tique

        We entered into an employment agreement with Mr. Mateus-Tique effective as of January 1, 2004. The agreement provides that Mr. Mateus-Tique will be employed as our President and Chief Operating Officer and that his employment will continue until terminated by either party pursuant to the terms of the agreement. The agreement provided for an initial annual base salary under the agreement of $180,000, which may be increased but not decreased. During fiscal year 2008, Mr. Mateus-Tique received a salary of $260,000, which was approved by the Compensation Committee. Mr. Mateus-Tique is also eligible for an annual incentive bonus under a sliding scale as approved by the Compensation Committee that is equal to up to 67% of his base salary based upon the achievement of certain performance goals. He is also eligible to receive bonuses for the completion of projects that increase stockholder value, at the discretion of the Compensation Committee. If Mr. Mateus-Tique's employment is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts. If Mr. Mateus-Tique's employment is terminated because of disability, he is entitled to his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. This agreement also provides that if his employment with our Company is terminated by us other than for cause, disability or death, or is terminated by Mr. Mateus-Tique for good reason, Mr. Mateus-Tique is entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump-sum severance package equal to six months of the sum of his base salary plus an amount equal to six months of his average annual bonus for the previous two fiscal years. All severance payments made by us to Mr. Mateus-Tique will be payable within 30 days of notice of termination. Mr. Mateus-Tique's employment agreement was amended effective January 25, 2006 to address certain requirements of Section 409A of the Internal Revenue Code and effective January 9, 2007 to extend the term from December 31, 2006 to December 31, 2009.

  Summary of Employment Agreement with James M. Rallo

        We entered into an employment agreement with Mr. Rallo effective as of February 21, 2005. The agreement provides that Mr. Rallo will be employed as our Chief Financial Officer and Treasurer until February 20, 2009. Mr. Rallo is entitled to receive an annual base salary under the agreement of not less than $200,000 and annual increases of no less than 5% of the initial base salary. During fiscal 2008, Mr. Rallo received a salary of $252,000, which was approved by the Compensation Committee. Mr. Rallo is also eligible for an annual incentive bonus of up to 50% of his salary and it must be at least $50,000, subject to the achievement of certain deliverables and milestones. He is also eligible to receive a bonus in an amount equal to 6% of annualized cash savings generated for our Company in the first annual period such cost savings are implemented, subject to a cap of $100,000. Mr. Rallo also received pursuant to the agreement options to purchase 250,000 shares of our common stock in February 2005 at a per share exercise price equal to $2.00, which was the fair value of our common stock on the date of grant as determined by our Board of Directors. The options granted pursuant to this agreement vest 25% upon the date of the grant and 2.083% per month thereafter for the following 36 months.

        If Mr. Rallo's employment is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts. If Mr. Rallo's employment is terminated because of disability, he is entitled to his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. This agreement also provides that if his employment with our Company is terminated by us other than for cause, disability or death, or is terminated by Mr. Rallo for good reason, Mr. Rallo is entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts; (2) a lump-sum severance package equal to twelve months of the sum of his base salary plus an amount equal to his average annual bonus for the previous two fiscal years; and (3) a lump-sum amount that shall initially equal $100,000 and shall decrease by 10% each month from February 2005 until December 2005. After December 2005, the lump-sum amount equal to $100,000 will be zero. All severance payments made by us to Mr. Rallo will be payable within 30 days of notice of termination. Mr. Rallo's employment agreement was amended effective January 25, 2006 to address certain requirements of Section 409A of the Internal Revenue Code.

  Summary of Employment Agreement with Thomas B. Burton

        We entered into an employment agreement with Mr. Burton effective as of June 15, 2001, with a one-year term with automatic one year renewals. The agreement provides that Mr. Burton will be employed as President of Government Liquidation.com, LLC, our subsidiary, and that his employment will continue until terminated by either party pursuant to the terms of the agreement. The agreement provided for an initial annual base salary under the agreement of $175,000, in addition to payment of 50% of the premiums for medical and dental insurance for Mr. Burton, his spouse and dependents. During fiscal 2008, Mr. Burton received a salary of $255,000, which was approved by the Compensation Committee. In addition, Mr. Burton is eligible to receive a bonus upon the attainment of certain performance milestones.

        If Mr. Burton's employment is terminated as a result of his death, his estate will receive his base salary through the last day of the calendar month of the date of termination and all other unpaid amounts. This agreement also provides that if his employment with our Company is terminated by us other than for cause or Mr. Burton's disability or death, Mr. Burton is entitled to receive: (1) his base salary through the date of termination; and (2) a lump-sum severance package equal to six months of the sum of his base salary plus healthcare benefits. All severance payments made by us to Mr. Burton will be conditioned upon Mr. Burton's execution of a release of all claims against us, our affiliates, officers, directors and employees. Mr. Burton's employment agreement was amended effective January 25, 2006 to address certain requirements of Section 409A of the Internal Revenue Code.

  Summary of Employment Agreement with Eric C. Dean

        We entered into an employment agreement with Mr. Dean, effective as of October 15, 2007. The agreement provides that Mr. Dean will be employed as our Chief Information Officer and as the Chief Information Officer of Government Liquidation, LLC, our subsidiary, and that his employment will continue until October 15, 2010, or until terminated by either party pursuant to the terms of the agreement. The agreement provides for an initial annual base salary of $250,000, which may be increased but not decreased. The agreement also provided for a one-time relocation payment of $30,000 and reasonable commuting expenses for Mr. Dean and his family until January 15, 2008. Mr. Dean is also eligible for an annual incentive bonus; for fiscal 2008, the annual bonus target is $125,000, based upon the achievement of certain deliverables or goals agreed upon by Mr. Dean and the Company. The agreement also set forth the terms of an initial hire option award, subject to approval of the Compensation Committee. Mr. Dean was granted an option to purchase 250,000 shares of our common stock at a per share exercise price equal to $13.56, which was the fair value of our common stock on the date of grant.

        If Mr. Dean's employment is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts. If Mr. Dean's employment is terminated because of disability, he is entitled to his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. This agreement also provides that if his employment with our Company is terminated by us other than for cause, disability or death, or is terminated by Mr. Dean for good reason, Mr. Dean is entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump-sum severance package equal to one month of his base salary plus an amount equal to one month of the average bonus for the previous two fiscal years. After three months of employment, the lump-sum severance package will be equal to six months of his base salary plus an amount equal to six months of the average bonus for the previous two fiscal years. All severance payments made by us to Mr. Dean will be payable within 30 days of notice of termination.

Grants of Plan-Based Awards for Fiscal 2008

        The following table provides additional information about plan-based awards granted to our named executive officers in fiscal 2008. Our named executive officers generally received two types of plan-based awards: Incentive Compensation Plan awards and stock options.

						All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Share) (3)	Grant Date Fair Value of Stock & Option Awards ($) (4)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)

Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)

William P. Angrick, III Incentive Compensation Plan	12/4/07	N/A	0	288,750	577,500
2008 Option Grant	12/4/07	12/04/07				84,000	12.02	515,601

Jaime Mateus-Tique Incentive Compensation Plan	12/4/07	N/A	0	208,000	416,000
2008 Option Grant	12/4/07	12/04/07				76,000	12.02	466,496

James M. Rallo Incentive Compensation Plan	12/4/07	N/A	0	126,000	252,000
2008 Option Grant	12/4/07	12/04/07				70,000	10.93	429,667

Eric C. Dean Incentive Compensation Plan	12/4/07	N/A	0	125,000	250,000
New Hire Grant	10/5/2007	10/15/07				250,000	13.56	1,755,000

Thomas B. Burton Incentive Compensation Plan	12/4/07	N/A	0	204,000	408,000
2008 Option Grant	12/4/07	12/04/07				75,000	10.93	460,358

(1)
Amounts shown represent the threshold, target and maximum awards that could be earned by the named executive officer under our annual incentive bonus plan for fiscal year 2008. Actual bonuses paid for fiscal year 2008 are shown in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column.

(2)
The options reported in this column were granted under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan.

(3)
All stock options have an exercise price equal to the closing price of our securities on the grant date. The exercise price of awards granted to Mr. Angrick and Mr. Mateus-Tique were $12.02, or 110% of the $10.93 fair market value price of the stock, determined in accordance with the 2006 Omnibus Long-Term Incentive Plan.

(4)
The amounts reported in this column represent the full grant date fair value of the awards calculated in accordance with FAS 123R, using the Black Scholes option-pricing model. For option awards the number is calculated by multiplying the Black-Scholes value by the number of options awarded. For additional information about the assumptions used in these calculations, see Note 2 to the audited consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

        The following is a description of material factors necessary to understand the information regarding the awards reflected in the Grants of Plan-Based Awards table.

        For information regarding the incentive compensation plan, please see "Annual Incentive Compensation" beginning on page 34. Awards under this plan are paid in cash.

        Stock option awards granted in fiscal 2008 were granted under our 2006 Omnibus Long-Term Incentive Plan. The 2006 plan provides that the option price of each option shall be at least the fair market value on the grant date of a share of our common stock; provided, however, that if the grantee is a 10% stockholder, the option price of an option granted to such person will be at least 110% of the fair market value on the grant date. Under the plan, the fair market value of a share of common stock is generally the closing price of our common stock on the grant date.

        The option awards reflected in the Grants of Plan-Based Awards table as "2008 Option Grant" are qualified and non-qualified stock options to purchase shares of our common stock which were approved by the Compensation Committee and granted to the named executive officers on December 4, 2007 as a part of our 2008 annual grant of long-term incentive awards. These stock options vest over a five-year period, with 25% vesting on October 1, 2008, and the remainder vesting in equal monthly increments over the following 36 months. The options may vest earlier upon a change of control of the Company if the options are not assumed or substituted by the surviving corporation. The options generally have a term of ten years, but that term may be shorter in the event of death, disability or termination of service.

        The option award reflected in the Grants of Plan-Based Awards table as the "New Hire Grant" to Mr. Dean is a grant of qualified and non-qualified stock options to purchase shares of our common stock which was approved by the Compensation Committee on October 5, 2007 and granted on October 15, 2007, as part of an inducement award to obtain his services as Chief Information Officer. Similar to the annual awards granted to our other named executive officers, the options vest 25% upon the first anniversary of employment and in equal monthly increments for the following 36 months.

Outstanding Equity Awards at 2008 Fiscal Year-End

        The following table provides information on the current holdings of stock options of each named executive officer at September 30, 2008, the fiscal year end.

Option Awards

Name	Grant Date		Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

William P. Angrick, III	12/22/05 09/21/06 12/04/07	(1) (2) (2)	75,000 49,999 —	— 50,001 84,000	7.00 17.63 12.02	12/22/2015 9/21/2016 10/01/2017

Jaime Mateus-Tique	12/22/05 09/21/06 12/04/07	(1) (2) (2)	60,000 37,499 —	— 37,501 76,000	7.00 17.63 12.02	12/22/2015 9/21/2016 10/01/2017

James M. Rallo	02/25/05 10/28/05 03/30/06 12/04/07	(2) (3) (2) (2)	59,917 67,500 5,625 —	— — 11,251 70,000	2.00 7.00 12.89 10.93	2/25/2015 10/28/2015 3/30/2016 10/01/2017

Eric C. Dean	10/15/07	(2)	—	250,000	13.56	10/15/2017

Thomas B. Burton	06/08/05 3/30/06 12/4/07	(1) (2) (2)	36,343 46,874 —	11,157 28,126 75,000	3.00 12.89 10.93	6/8/2015 3/30/2016 10/01/2017

(1)
These stock options were granted under the Liquidity Services, Inc. 2005 Stock Option and Incentive Plan and become vested and exercisable over a four-year period in equal annual installments beginning one year from the date of grant.

(2)
These stock options were granted under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan and vest over a four-year period, with 25% vesting on the first anniversary of the grant date and 2.083% per month vesting thereafter for the following 36 months.

(3)
These stock options vested 10% on the completion our initial public offering in February 2006 and 90% upon the finding by our independent registered public accountants that there were no weaknesses in our internal control procedures upon the completion of their review of our internal control procedures for fiscal year 2007.

Option Exercises and Stock Vested During Fiscal 2008

        The following table provides information about stock option exercises by our named executive officers during fiscal 2008. The values shown below are before payment of any applicable withholding tax and/or broker commissions.

	Option Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise ($)(1)

William P. Angrick, III	—	—

Jaime Mateus-Tique	—	—

James M. Rallo	2,500	0

Eric C. Dean	—	—

Thomas B. Burton	12,000	114,960

    (1)
    The value realized on exercise is calculated as the difference between (A) either (i) the actual sales price of the shares underlying the options exercised if the shares were immediately sold or (ii) the closing price of the shares underlying options exercised if the shares were held and (B) the applicable exercise price of the options. Mr. Rallo realized no value for his stock option exercises in fiscal year 2008 because he exercised options with an exercise price below the market price at the time of exercise.

Potential Payments Upon Termination of Employment and Change of Control

Payments upon termination of employment

        Our named executive officers are parties to employment agreements and subject to other plans or arrangements that provide certain severance benefits upon termination of employment. Pursuant to an employment agreement with the Company, our named executive officers may be eligible to receive to benefits if the Company terminates them without "cause" or if the employee terminates the employment relationship for "good reason" (with the exception of Mr. Burton, who does not have a provision for termination for "good reason"). Under the agreements, "cause" means (i) the commission of a felony or crime involving moral turpitude (specifically excluding felonies or crimes under any applicable state or federal vehicle code) or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its subsidiaries or any of their customers or suppliers; (ii) recurring violations of material company rules, regulations, policies or any material provision of this agreement; or, (iii) gross negligence or willful misconduct. "Good reason" means (i) the Company's failure to perform material term of the employment agreement; (ii) a material reduction in the duties of the executive officer without his prior written consent; (iii) any change in the job title of the executive officer without his written consent; (iv) any reduction in base salary or any other benefits; (v) any constructive termination of the executive officer; or, (vi) any request, instruction, directive, or order to the executive by the Board or the Company to perform any act which is unlawful. Mr. Dean's provision also includes under "good reason" any "requirement for the executive to relocate outside of the Washington DC metropolitan region." For a more detailed description of these employment agreements, see "Employment Agreements" above.

        The table below quantifies the compensation that would become payable under existing plans and arrangements if each named executive officer's employment had terminated on September 30, 2008. These amounts are estimates only, as the actual obligation can only be determined at the time the named executive officer's separation from our Company. The amounts described below are in addition to benefits that are generally available to our employees such as distributions under our 401(k) plan, life insurance, disability benefits and accrued vacation.

        All of our option awards granted under the Liquidity Services, Inc. 2005 Stock Option and Incentive Plan contain provisions that accelerate the vesting of the awards upon the death, permanent disability or retirement of the holder. Retirement is defined under the plan as "the termination of employment with the Company or an affiliate on or after the age of 65 or on or after the age of 55 with ten years of service with the Company." As of September 30, 2008, none of the named executive officers were eligible for retirement. Stock options granted under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan do not accelerate upon death, disability or retirement. All values were computed as of September 30, 2008 based on the closing price of our common stock on the last trading day of the fiscal year ($10.85).

	Type of Termination

Name	Death		Disability		By Company with Cause or By the Executive without Good Reason	By Company without Cause or By the Executive with Good Reason	Retirement

William P. Angrick, III
Salary	$48,125	(1)	$96,250	(2)	—	$144,375	$—
Bonus	—		—		—	143,750	—
Option Awards	0		0		—	—	—

TOTAL	48,125		96,250			288,125

Jaime Mateus-Tique
Salary	43,334	(1)	86,667	(2)	—	130,000	—
Bonus	—		—		—	99,000	—
Option Awards	0		0		—	—	—

TOTAL	43,334		86,667			229,000

James M. Rallo
Salary	42,000	(1)	84,000	(2)	—	252,000	—
Bonus	—		—		—	147,500	—
Option Awards	—		—		—	—	—

TOTAL	42,000		84,000			399,000

Eric C. Dean					—
Salary	41,667	(1)	83,334	(2)	—	125,000	—
Bonus	—		—		—	65,850	—
Option Awards	—		—		—	0	—

TOTAL	41,667		83,334			190,850

Thomas B. Burton					—
Salary	21,250	(3)	—		—	120,000	—
Bonus	—		—		—	—	—
Health Benefits	—		—		—	9,244	—
Option Awards	87,583		87,583		—	—	—

TOTAL	108,833		87,583			129,244

(1)
Upon termination of employment as a result of death, the named executive officer is entitled to continued salary through the next full month following the date of termination. The amount shown in this column is the maximum payment that will be paid and represents two months' base salary.

(2)
Upon termination of employment as a result of disability, the named executive officer is entitled to continued salary through the third full month following the date of termination. The amount shown in this column is the maximum payment that will be paid and represents four months' base salary. This amount may be reduced by the amount of any disability benefit payments from insurance provided by the Company

(3)
Upon termination of employment as a result of death, the named executive officer is entitled to continued salary through the month in which the date of termination occurs. The amount shown in this column is the maximum payment that will be paid and represents one month's base salary.

Change of Control Arrangements

         Employment Agreements.    We do not provide additional change in control benefits to our named executive officers under their respective employment agreements.

         Stock Options.    Our named executive officers hold stock options granted under the Liquidity Services, Inc. 2005 Stock Option and Incentive Plan and the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan. Each of these plans contains provisions regarding the treatment of any unvested stock options in connection with a change of control of the Company.

        The option agreements entered into with our named executive officers in connection with option grants under the Liquidity Services, Inc. 2005 Stock Option and Incentive Plan provide that if we experience a change of control, all of the options will vest in full and become exercisable for fifteen days prior to the scheduled consummation of the change of control, unless the options are assumed or continued by the surviving company, or unless the surviving company substitutes the options with a substantially equivalent option. If the surviving company assumes or replaces the options, no such acceleration of vesting shall occur. Under the plan, a change of control means (1) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (2) the sale of substantially all the assets of the Company or (3) any transaction which results in any person or entity (other than persons who are stockholders or affiliates of the Company at the time the plan was approved by the Company's stockholders) owning 50% or more of the combined voting power of the all classes of stock of the Company.

        Under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan, in the event of a "corporate transaction" (which is defined in the same manner as "change of control" in the 2005 Stock Option and Incentive Plan) either (1) all of the options will vest in full and become exercisable for fifteen days prior to the scheduled consummation of the change of control, or (2) the Board may elect, in its sole discretion, to cancel any outstanding awards of options and pay to the holder an amount in cash or securities equal to the number of options multiplied by the amount the fixed price paid to shareholders exceeds the option price. Like the 2005 plan, if the options are assumed or continued by the surviving company, or the surviving company substitutes the options with a substantially equivalent option, then no such acceleration of vesting or cancellation of options shall occur.

        The table below shows our estimates of the amount of the benefit each of our named executive officers would have received if the options held by them as of September 30, 2008 had become fully vested as a result of a change of control. The estimated amount of benefit was calculated by multiplying the number of unvested options held by the applicable named executive officer by the difference between the closing price of our common stock on the last trading day of the fiscal year, which was $10.85, and the exercise price of the option.

Name	Number of Unvested Options at September 30, 2008 (#)	Estimated Benefit ($)(1)

William P. Angrick, III	134,001	—

Jaime Mateus-Tique	113,501	—

James M. Rallo	81,251	—

Eric C. Dean	250,000	—

Thomas B. Burton	114,283	87,583

    (1)
    For vesting of unvested stock options, the values are based on the number of options that would have vested on the last business day of fiscal 2008, multiplied by the difference between the closing price of our common stock on the last trading day of the fiscal year ($10.85) and the exercise price of the unvested option. If the exercise price of any unvested option was greater than the closing price of our common stock on the last trading day of fiscal 2008, no value was attributed to the acceleration of any unvested options.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this proxy statement with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

Compensation Committee
Patrick W. Gross, Chair Phillip A. Clough Franklin D. Kramer

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee in fiscal 2008 were Messrs. Gross, Clough and Kramer. No member of the Compensation Committee has been an officer or employee of Liquidity Services or any of our subsidiaries at any time. None of our executive officers serves as a member of the Board of Directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or our Compensation Committee.

 EQUITY COMPENSATION PLAN INFORMATION

        Shares of our common stock are authorized for issuance to directors, employees and consultants under our 2006 Omnibus Long-Term Incentive Plan. We have also issued shares under our 2005 Stock Option and Incentive Plan in the past. We will not make any further awards under the 2005 plan. Both of these plans have been approved by our stockholders. The following table provides information as of September 30, 2008 about outstanding options and shares reserved for issuance under these plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,029,325	$11.72	1,477,539
Equity compensation plans not approved by security holders	0	0	0

Total	4,029,325	$11.72	1,477,539

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

        Under the rules of the SEC, if a stockholder would like us to include a proposal in our proxy statement and form of proxy for presentation at our 2009 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at 1920 L Street, NW, 6th Floor, Washington, DC 20036, to the attention of the Corporate Secretary, no later than August 28, 2009.

        Our bylaws, as permitted by the rules of the SEC, contain certain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders. These procedures provide that for nominations or other business to be properly brought before an annual meeting by a stockholder:

  •
  the stockholder must have given timely notice thereof in writing to our Corporate Secretary;

  •
  such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware;

  •
  if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided us with a Solicitation Notice, as that term is defined below, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of our voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and

  •
  if no Solicitation Notice has been timely provided, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice.

        To be timely, a stockholder's notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 or more than 120 days prior to the first anniversary of the date of the preceding year's Annual Meeting of Stockholders. Therefore, in order to be considered timely with respect to the 2010 Annual Meeting of Stockholders, it must be received no earlier than October 5, 2009 and no later than November 4, 2009.

        If, however, the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 70 days after the anniversary of the preceding year's annual meeting, notice by the stockholder must be delivered no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of:

  •
  the 90th day prior to such annual meeting, or

  •
  the 10th day following the day on which public announcement of the date of such meeting is first made.

        In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a stockholder's notice as described above.

        In addition, notwithstanding the above timelines, in the event that the number of directors to be elected to the Board of Directors is increased and we do not make a public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the date of the preceding year's Annual Meeting of Stockholders, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first made such public announcement.

        Such notice shall set forth the following information:

  •
  as to each person who the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person's written consent to being named in the proxy statement as nominee and to serve as director if elected;

  •
  as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

  •
  as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

  •
  the name and address of such stockholder, as they appear on our books, and of such beneficial owner;

  •
  the class and number of shares of our stock that are owned beneficially and of record by such stockholder and such beneficial owner; and

  •
  a representation whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect such nominee or nominees (an affirmative statement of such intent is referred to as a "Solicitation Notice").

        If any proposed nomination or business is not in compliance with the foregoing procedures, the chairman of the meeting has the power to declare that any defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

        Stockholders must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. These procedures do not affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ANNUAL REPORT

        Our Annual Report to stockholders on Form 10-K for the fiscal year ended September 30, 2008, is included with these proxy solicitation materials. A copy of our Annual Report, including the financial statements and the financial statement schedules included therein, is also available without charge by visiting our website, www.liquidityservicesinc.com, or upon written request to us at Liquidity Services, Inc., 1920 L Street, NW, 6th Floor, Washington, DC 20036, Attn: Corporate Secretary.

 Appendix A

LIQUIDITY SERVICES, INC.

2006 OMNIBUS LONG-TERM INCENTIVE PLAN

A-i

A-ii

 LIQUIDITY SERVICES, INC.
2006 OMNIBUS LONG-TERM INCENTIVE PLAN

        Liquidity Services, Inc., a Delaware corporation (the "Company"), sets forth herein the terms of its 2006 Omnibus Long-Term Incentive Plan (the "Plan"), as follows:

1.     PURPOSE

        The Plan is intended to enhance the Company's and its Affiliates' (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.     DEFINITIONS

        For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

        2.1    "Affiliate" means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

        2.2    "Annual Incentive Award" means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the Company's fiscal year, unless otherwise specified by the Committee).

        2.3    "Award" means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.

        2.4    "Award Agreement" means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

        2.5    "Benefit Arrangement" shall have the meaning set forth in Section 15 hereof.

        2.6    "Board" means the Board of Directors of the Company.

        2.7    "Cause" means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

        2.8    "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

        2.9    "Committee" means the Compensation Committee of the Board.

        2.10    "Company" means Liquidity Services, Inc.

        2.11    "Corporate Transaction" means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

        2.12    "Covered Employee" means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

        2.13    "Disability" means the Grantee is unable to perform each of the essential duties of such Grantee's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee's Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

        2.14    "Dividend Equivalent Right" means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

        2.15    "Effective Date" means the date of closing of the Company's initial public offering.

        2.16    "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

        2.17    "Fair Market Value" means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

        2.18    "Family Member" means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee's household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

        2.19    "Grant Date" means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

        2.20    "Grantee" means a person who receives or holds an Award under the Plan.

        2.21    "Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

        2.22    "Non-qualified Stock Option" means an Option that is not an Incentive Stock Option.

        2.23    "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.

        2.24    "Option Price" means the exercise price for each share of Stock subject to an Option.

        2.25    "Other Agreement" shall have the meaning set forth in Section 15 hereof.

        2.26    "Outside Director" means a member of the Board who is not an officer or employee of the Company.

        2.27    "Performance Award" means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

        2.28    "Plan" means this Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan.

        2.29    "Purchase Price" means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

        2.30    "Reporting Person" means a person who is required to file reports under Section 16(a) of the Exchange Act.

        2.31    "Restricted Stock" means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

        2.32    "SAR Exercise Price" means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

        2.33    "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

        2.34    "Service" means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

        2.35    "Service Provider" means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

        2.36    "Stock" means the common stock, par value $.001 per share, of the Company.

        2.37    "Stock Appreciation Right" or "SAR" means a right granted to a Grantee under Section 9 hereof.

        2.38    "Stock Unit" means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

        2.39    "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

        2.40    "Substitute Awards" means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

        2.41    "Termination Date" means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

        2.42    "Ten Percent Stockholder" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

        2.43    "Unrestricted Stock" means an Award pursuant to Section 11 hereof.

3.    ADMINISTRATION OF THE PLAN

  3.1.    Board

        The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company's certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

  3.2.    Committee.

        The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

        The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards. In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

  3.3.    Terms of Awards.

        Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

  (i)
  designate Grantees,

  (ii)
  determine the type or types of Awards to be made to a Grantee,

  (iii)
  determine the number of shares of Stock to be subject to an Award,

  (iv)
  establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

  (v)
  prescribe the form of each Award Agreement evidencing an Award, and

  (vi)
  amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee's rights under such Award and no amendment or modification to an Award that would treated as a repricing under the rules of the stock exchange or market on which the Stock is listed or quoted shall be made without approval of the Company's stockholders.

        The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.

        Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower exercise price without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17.

  3.4.    Deferral Arrangement.

        The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents, restricting deferrals to comply with hardship distribution rules affecting 401(k) plans. Any such deferrals shall be made in a manner that complies with Code Section 409A.

  3.5.    No Liability.

        No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

  3.6.    Share Issuance

        Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.    STOCK SUBJECT TO THE PLAN

        Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be five million (5,000,000). Notwithstanding the preceding sentence and also subject to adjustment as provided in Section 17 hereof, the aggregate number of shares of Stock which cumulatively may be available for issuance pursuant to Awards other than Awards of Options or SARs shall not exceed three million five hundred thousand (3,500,000) and the number of shares that may be issued as Incentive Stock Options shall not exceed five million (5,000,000). Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan.

        The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

5.    EFFECTIVE DATE, DURATION AND AMENDMENTS

  5.1.    Effective Date.

        The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company's stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date, any Awards made hereunder shall be null and void and of no effect.

  5.2.    Term.

        The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.

  5.3.    Amendment and Termination of the Plan

        The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company's stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange or market listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.    AWARD ELIGIBILITY AND LIMITATIONS

  6.1.    Service Providers and Other Persons

        Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time, (ii) any Outside Director, and (iii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

  6.2.    Successive Awards and Substitute Awards.

        An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant provided that the Option Price or grant price in determined in accordance with the principles of Code Section 424 and the regulations thereunder.

  6.3.    Limitation on Shares of Stock Subject to Awards and Cash Awards.

        During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

  (i)
  the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is one million (1,000,000) per calendar year;

  (ii)
  the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is seven hundred thousand (700,000) per calendar year; and

  (iii)
  the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $3,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $5,000,000.

        The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7.     AWARD AGREEMENT

        Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.     TERMS AND CONDITIONS OF OPTIONS

  8.1.    Option Price

        The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive

Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

  8.2.    Vesting.

        Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. No Option shall be exercisable in whole or in part prior to the date the Plan is approved by the Stockholders of the Company as provided in Section 5.1 hereof.

  8.3.    Term.

        Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the "Termination Date"); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

  8.4.    Termination of Service.

        Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee's Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

  8.5.    Limitations on Exercise of Option.

        Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

  8.6.    Method of Exercise.

        An Option that is exercisable may be exercised by the Grantee's delivery to the Company of written notice of exercise on any business day, at the Company's principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

  8.7.    Rights of Holders of Options

        Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

  8.8.    Delivery of Stock Certificates.

        Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

  8.9.    Transferability of Options

        Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

  8.10.    Family Transfers.

        If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

  8.11.    Limitations on Incentive Stock Options.

        An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee's employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.    TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

  9.1.    Right to Payment and Grant Price.

        A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

  9.2.    Other Terms.

        The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

10.   TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

  10.1.    Grant of Restricted Stock or Stock Units.

        Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

  10.2.    Restrictions.

        At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a "restricted period") applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

  10.3.    Restricted Stock Certificates.

        The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee's benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

  10.4.    Rights of Holders of Restricted Stock.

        Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

  10.5.    Rights of Holders of Stock Units.

      10.5.1.    Voting and Dividend Rights.

        Holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company's payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

      10.5.2.    Creditor's Rights.

        A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

  10.6.    Termination of Service.

        Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee's Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

  10.7.    Purchase of Restricted Stock.

        The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

  10.8.    Delivery of Stock.

        Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee's beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

11.   TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

        The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past Services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.   FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

  12.1.    General Rule.

        Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

  12.2.    Surrender of Stock.

        To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company and if so required by the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

  12.3.    Cashless Exercise.

        With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

  12.4.    Other Forms of Payment.

        To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

13.   TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

  13.1.    Dividend Equivalent Rights.

        A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

  13.2.    Termination of Service.

        Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee's rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee's termination of Service for any reason.

14.   TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

  14.1.    Performance Conditions

        The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

  14.2.    Performance or Annual Incentive Awards Granted to Designated Covered Employees

        If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

  14.2.1.    Performance Goals Generally.

        The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

  14.2.2.    Business Criteria.

        One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index; (3) net income;

(4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders' equity; (15) revenue; and (16) gross merchandise value. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis.

  14.2.3.    Timing For Establishing Performance Goals.

        Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

  14.2.4.    Settlement of Performance or Annual Incentive Awards; Other Terms.

        Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

  14.3.    Written Determinations.

        All determinations by the Committee as to the establishment of performance goals, the amount of any potential Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent permitted by Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

  14.4.    Status of Section 14.2 Awards Under Code Section 162(m)

        It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.   PARACHUTE LIMITATIONS

        Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a "Benefit Arrangement"), if the Grantee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16.   REQUIREMENTS OF LAW

  16.1.    General.

        The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the

Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

  16.2.    Rule 16b-3.

        During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.   EFFECT OF CHANGES IN CAPITALIZATION

  17.1.    Changes in Stock.

        If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company's stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

  17.2.    Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

        Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate

Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

  17.3.    Corporate Transaction.

        Subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.4, upon the occurrence of a Corporate Transaction:

        (i)    all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

        (ii) either of the following two actions shall be taken:

            (A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

            (B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the "Award Shares") multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

        With respect to the Company's establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

  17.4.    Adjustments.

        Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

  17.5.    No Limitations on Company.

        The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.   GENERAL PROVISIONS

  18.1.    Disclaimer of Rights

        No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

  18.2.    Nonexclusivity of the Plan

        Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

  18.3.    Withholding Taxes

        The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

  18.4.    Captions

        The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

  18.5.    Other Provisions

        Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

  18.6.    Number and Gender

        With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

  18.7.    Severability

        If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

  18.8.    Governing Law

        The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

        Section 409A of the Code ("Section 409A"), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

  18.9.    Section 409A of the Code

        The Board intends to comply with Section 409A of the Code ("Section 409A"), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

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 Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

 Proxies submitted by the Internet or telephone must be received by
11:59 p.m., Eastern Time, on February 1, 2009.
Vote by Internet • Log on to the Internet and go to www.envisionreports.com/LQDT • Follow the steps outlined on the secured website.

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals—The Board of Directors recommends a vote FOR both of the nominees listed, FOR Proposal 2 and FOR Proposal 3.

1.	Election of Directors:	For	Withhold		For	Withhold
	01—Patrick W. Gross	☐	☐	02—Franklin D. Kramer	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Amendment to LSI's 2006 Omnibus Long-Term Incentive Plan to approve an increase in the number of shares authorized for issuance.	☐	☐	☐	3.	Ratification of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for fiscal 2009.	☐	☐	☐

B Non-Voting Items

Change of Address—Please print new address below.

C Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.
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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy—Liquidity Services, Inc.

ANNUAL MEETING OF STOCKHOLDERS

FEBRUARY 2, 2009

William P. Angrick, III and James E. Williams, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Liquidity Services, Inc. to be held on February 2, 2009 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1, FOR Item 2 and FOR Item 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Please sign on the reverse side and return this proxy in the enclosed envelope.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.